EXHIBIT 10.15.1

                            AMENDED AND RESTATED
                         CREDIT FACILITIES AGREEMENT

   AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT dated as of October 14, 1994, between SUNBELT NURSERY GROUP, INC., a Delaware corporation (the "Company"), PIER 1 IMPORTS, INC., a Delaware corporation, and PIER LEASE, INC., a Delaware corporation (the "Lender").

   The Lender and Pier 1 Imports, Inc., an indirect parent company of the Lender, have provided certain revolving credit and lease facilities to the Company, and the Company has requested the Lender to terminate all revolving credit facilities and to further extend certain lease facilities to the Company. The Lender is willing to terminate all revolving credit facilities and to further extend such lease facilities to the Company by amending the Credit Facilities Agreement, dated April 28, 1993, between the Company and Pier 1 Imports, Inc. on the terms and conditions herein set forth. Accordingly, the Company and the Lender agree as follows:


                                  ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

   Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

   "Aggregate Pier Group Costs" shall mean the sum of all Pier Group Costs for all properties of the Company included in the Lease Facility.

   "Agreement" means this Amended and Restated Credit Facilities Agreement, as the same may be amended, supplemented or modified from time to time.

   "Applicable Law" shall mean the Laws of the United States of America applicable to contracts made or performed in the State of Texas, including without limitation 12 U.S.C. 86(a), as amended, and any other statute of the United States of America now or at any time hereafter prescribing maximum rates of interest on loans, advances and extensions of credit, and the Laws of the State of Texas, including without limitation Articles 5069-1.04 and 5069-1.07(a), Title 79, Revised Civil Statutes of Texas, 1925 (Art. 5069-1.04 and Art. 5069-1.07(a), Vernon's Annotated Texas Statutes), as amended ("Article 1.04"), and any other statute of, or any provisions of the Constitution of, the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit.

   "Auditors" shall mean independent certified public accountants selected by the Company and acceptable to the Lender.

   "Communications" has the meaning specified in Section 7.2.

   "Company" has the meaning specified in the introduction to this Agreement.

   "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

   "Environmental Law" means any Law that relates to the pollution or protection of the environment or to Hazardous Materials, and includes all terms and conditions of any permits issued to the Company or any of its Subsidiaries or with respect to any of their respective owned or leased properties under any such Law.

   "Environmental Liabilities" means all liabilities, losses, fines, penalties, charges, damages (including damages to Persons or the environment), costs, or expenses, or any claim therefor asserted by any Person against, or payable by the Company or any of its Subsidiaries, or any predecessor for whose obligations and liabilities the Company or any of its Subsidiaries may be liable as the result of any merger, de facto merger, stock purchase, or other circumstance, that results in whole or in part from (a) the violation of any Environmental Law, or (b) the presence, release, or threatened release of any Hazardous Material on, at, or from any of the Company's or any of its Subsidiaries' owned or leased properties. Without limiting the foregoing, Environmental Liabilities include all costs and expenses (including, without limitation, costs and expenses for legal, engineering, and other consultant services, for investigations, testing, sampling, and monitoring, for boring, excavation, and construction, for removal, modification, or replacement of underground storage tanks or other equipment or facilities, for labor and materials, and for proper storage, treatment, and disposal of Hazardous Materials in compliance with Environmental Laws) of actions or activities to
(i) clean up or remove Hazardous Materials from the environment, (ii) prevent or minimize the further movement, leaching, or migration of Hazardous Materials in the environment, (iii) prevent, minimize, or mitigate the release or threatened release of Hazardous Materials into the environment or injury or damage from such release, (iv) remove, encapsulate, or otherwise abate or control asbestos or asbestos-containing materials, or (v) comply with any order, judgment, or other requirements of any Tribunal pursuant to any Environmental Law.

   "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

   "Event of Default" means any of the events described in Section 6.1, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time or happening of any further condition, event or act.

   "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board, which are applicable as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period. Unless otherwise indicated herein, all accounting terms shall be defined according to GAAP.

   "Guaranteed Indebtedness" shall mean, with respect to any Person, without duplication, all Indebtedness of another Person referred to in clause (i),
(ii) or (iii) of the definition of "Indebtedness," guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly in any manner by such Person.

   "Hazardous Material" means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, (b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of
Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Sec. 9601(14), or (c) that contains or consists of gasoline, diesel fuel, oil, fuel oil, or other petroleum hydrocarbons.

   "Highest Lawful Rate" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, the Lender is then permitted to charge the Company on the Obligation. If the maximum rate of interest which, under Applicable Law, the Lender is permitted to charge the Company on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (i) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(a) of Article 1.04; or (ii) provided notice is given as required in Section (h)(1) of
Article 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Article 1.04; provided, however, that at any time such ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Section (b)(1) and (2) of Article 1.04 shall control for purposes of such determination, as applicable.

   "Indebtedness" shall mean, with respect to any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations under leases which are required to be recorded on the financial statements of such Person in accordance with GAAP as capital leases in respect of which such Person is liable as lessee, and
(iii) any other indebtedness required to be recorded on the financial statements of such Person in accordance with GAAP.

   "Investment" shall mean any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or accounts receivable of any other Person which are not current assets or do not arise from sales to that other Person in the ordinary course of business.

   "Laws" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

   "Lease Facility" has the meaning specified in Section 2.1.

   "Lender" has the meaning specified in the introduction to this Agreement.

   "Litigation" shall mean any proceeding, claim, lawsuit, arbitration and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument; provided, however, that "Litigation" shall not include any of the foregoing that is covered by adequate insurance.

   "Material Adverse Change or Effect" shall mean any act, circumstance or event that (i) causes a Default or Event of Default, or (ii) otherwise might be material and adverse to the financial condition or business operations of the Company and its Subsidiaries on a consolidated basis.

   "Obligation" shall mean all present and future obligations, indebtedness, and liabilities, and all renewals and extensions of all or any part thereof, of the Company and/or any of its Subsidiaries to the Lender or any of its Affiliates arising from, by virtue of or pursuant to this Agreement, any Sublease or any Sublease Guarantee, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof, and attorneys' fees incurred in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

   "Officers' Certificate" means a certificate signed in the name of the Company by either its Chairman, its President, one of its Vice Presidents, its Treasurer or its Assistant Treasurer, and either its Secretary or one of its Assistant Secretaries.

   "Person" shall mean and include an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization or government, or any department, agency or political subdivision thereof.

   "Pier Group" means Pier Group, Inc., a Delaware corporation.

   "Pier Group Costs" has the meaning specified as "Total Costs" in the Sublease.

   "Plan" shall mean any plan subject to Tile IV of ERISA and maintained for employees of the Company or any of its Subsidiaries, or of any member of a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Company or any of its Subsidiaries is a part.

   "Property" shall mean all types of real, personal, tangible, intangible or mixed property.

   "Restricted Payment" shall mean (i) any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution, loan, advance or Investment to or in any holder of, any shares of capital stock of the Company or its Subsidiaries, or (ii) any purchase, redemption or other acquisition or retirement for value of any shares of capital stock of the Company or its Subsidiaries; but excluding cash payments to Timothy R. Duoos made solely pursuant to the agreement entered into on October 14, 1994, providing a fee to him for his guaranty of that certain Loan and Security Agreement between the Company and American National Bank.

   "Rights" shall mean rights, remedies, powers and privileges.

   "Sublease" shall mean an amended and restated sublease agreement between the Lender or a Subsidiary of the Lender and a Subsidiary of the Company, in substantially the form attached hereto as Exhibit I, with respect to Company property included in the Lease Facility.

   "Sublease Guarantee" shall mean the Sublease Guarantee agreement of the Company guaranteeing the obligations of the Sublessee under any Sublease.

   "Subsidiary" shall mean any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are owned by any Person, or one or more Subsidiaries of that Person, or a combination thereof.

   "Tangible Net Worth" shall mean the total amount of stockholders' equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus:

   (i) such portion of the assets which is attributable to interests held by Persons other than the Company and its Subsidiaries (to the extent not already deducted from stockholders' equity);

  (ii) treasury stock (to the extent not already deducted from stockholders' equity);

 (iii) an amount equal to the excess, if any, of the amount reflected for the securities of any Person which is not a Subsidiary of the Company over the lesser of cost or market value (as determined in good faith by the applicable board of directors and as evidenced by a resolution of such board of directors) of such securities, except that in the case of any securities as to which such Person is not required to file a Schedule 13D under the Securities Exchange Act of 1934, the deduction shall not be made.

  (iv) all good will, organization or developmental expenses and other intangible items, including without limitation trademarks, patents, service marks, trade names, copyrights, licenses and other similar agreements.

   "Taxes" shall mean all taxes, assessments, fees or other charges at any time imposed by any Laws or Tribunal.

   "Tribunal" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other court, governmental body, subdivision, agency, department, commission, board, bureau or instrumentality.

   Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

   Section 1.3 Accounting Terms. All accounting terms shall be construed in accordance with GAAP.


                                 ARTICLE II

                              SUBLEASE FACILITY

   Section 2.1 Subleases. Lender is currently leasing from Pier Group, and in reliance upon the representations and warranties set forth herein Lender agrees to sublease to the Company and/or its Subsidiaries, the properties listed on Exhibit II hereto, commencing on the dates listed therewith, pursuant to the terms and conditions set forth in the Sublease for each property (collectively, such leased properties constituting the "Lease Facility"). Prior to the effective date of each Sublease, all Additional Charges (as defined in each sublease between Pier Lease, Inc. and Wolfe Nursery, Inc., effective as of April 28, 1993) shall be payable with respect to a subleased property through the last day of the month preceding the effective date of each Sublease. The Sublease properties may be sold by Pier Group in accordance with the terms provided in each Sublease; provided, that after giving effect to any such sale, the Aggregate Pier Group Costs for all properties remaining in the Lease Facility shall not exceed the aggregate appraised value (as provided to Pier Group prior to the date hereof) of such remaining properties plus the aggregate cash deposit held by Pier Group from the Company. If after giving effect to a sale of one or more Subleased properties from Pier Group, the aggregate appraised value of properties remaining in the Lease Facility exceeds the Aggregate Pier Group Costs for such remaining properties, then Lender shall cause Pier Group to remit to the Company a portion of the then current deposit, if any, held by Pier Group equal to the amount of such excess, but in no event more than the total amount of such deposit. Commencing October 21, 1995, the Lender shall cause Pier Group to credit for the account of the Company interest on the amount of any such deposit at a rate equal to the "Adjusted InterBank Rate" (as defined in the Sublease) as such rate shall be determined from time to time.

   Section 2.2 Fees. The Company agrees to pay to the Lender on or before the first business day of each month, commencing November 1994, for a period of 36 months a commitment fee equal to $8,884.08, and on the same day of each month until the last day on which any properties are included in the Lease Facility prior to June 30, 1995, a commitment fee equal to one-twelfth of one percent (1/12th of 1%) of the total amount of the Pier Group Costs of all such properties included within the Lease Facility for which the commencement date listed on Exhibit II has not occurred.


                                 ARTICLE III

                                 CONDITIONS

   Section 3.1 Conditions Precedent to Lease Facility. The obligation of the Lender to enter into the Subleases is subject to the condition precedent that it shall have received the following, each dated the date hereof (unless otherwise indicated):

   (a) Officers' Certificates certifying, inter alia, (i) true and correct copies (attached thereto) of resolutions adopted by the Boards of Directors or Executive Committee, as appropriate, of the Company and/or its Subsidiary authorizing the Company and/or such Subsidiary to enter into the Subleases,
(ii) true and correct copies (attached thereto) of the Company's and/or such Subsidiary's certificate of incorporation certified by the appropriate governmental official of its respective state of incorporation, (iii) true and correct copies (attached thereto) of bylaws of the Company and/or such Subsidiary, (iv) certificates of existence, good standing and qualification (attached thereto) issued by the appropriate governmental officials of such jurisdictions as the conduct and nature of the Company's and/or such Subsidiary's business requires it to be so qualified, (v) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company and/or such Subsidiary, (vi) the truth of the representations and warranties made by the Company in this Agreement, and (vii) the absence of the occurrence and continuance of any Default or Event of Default.

   (b) The Company or any of its Subsidiaries shall execute and deliver a Sublease and the Company shall execute and deliver the Sublease Guarantee (or a confirmation of the continuous nature of its existing guarantee).

   Section 3.2 Legal Details. All documents executed or submitted pursuant hereto by the Company shall be satisfactory in form and substance to the Lender and its counsel. The Lender and its counsel shall receive all information, and such counterpart originals or certified or other copies of such materials, as they may deem necessary or appropriate. All legal matters incident to the transactions contemplated by this Agreement (including without limitation matters arising from time to time as a result of changes occurring with respect to any Laws) shall be satisfactory to counsel to the Lender.


                                 ARTICLE IV

                                  COVENANTS

   From the date hereof, until payment in full of the Obligation and termination of all Subleases:

   Section 4.1      Affirmative Covenants.

   (a) Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Laws, for which the failure to so comply could have a Material Adverse Effect, and such compliance shall include, without limitation, paying before the same become delinquent all Taxes imposed upon it or its Property, except to the extent contested diligently and in good faith, and for which adequate reserves are established.

   (b) Environmental Laws. The Company shall, and shall cause each of its Subsidiaries to, (a) comply in all material respects with Environmental Laws, and (b) continue to maintain a management system designed to ensure compliance, in all material respects, with Environmental Laws and minimize financial and other risks to the Company and its Subsidiaries arising under Environmental Laws or as the result of environmentally related injuries to persons or property. If the Lender has reason to believe that the Company is not in material compliance with Environmental Laws, the Company shall furnish, and shall cause each of its Subsidiaries to furnish, to the Lender reasonable evidence of compliance with the foregoing covenant within 45 days after any request therefor from the Lender.

   (c) Maintenance of Existence; Licenses and Franchises. Except as permitted by Section 4.2(a), the Company shall maintain, and shall cause each of its Subsidiaries to maintain, its existence, and the Company shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, all material licenses, privileges, franchises, certificates, authorizations and other permits and agreements necessary for the operation of its business, provided, however, that the Company shall be permitted to dissolve its Green Brothers Nursery, Inc. and Houston Patio and Garden Centers, Inc. subsidiaries.

   (d) Insurance. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, insurance policies with respect to its Property and business in such amounts and against such casualties and contingencies as is customary in its industry.

   (e)    (Intentionally omitted.)

   (f)    (Intentionally omitted.)

   (g) Tangible Net Worth. The Company and its Subsidiaries shall maintain a Tangible Net Worth of not less than $6,000,000.

   (h)    (Intentionally omitted.)

   (i)    (Intentionally omitted.)

   (j)    (Intentionally omitted.)

   (k) Reporting Requirements. The Company and its Subsidiaries shall maintain a standard system of accounting in accordance with GAAP. The Company shall furnish to the Lender:

   (i) Annual Report. As soon as available and in any event within 90 days after the end of each fiscal year, its annual report to shareholders (or equivalent report), accompanied by an opinion of Auditors stating that the financial statements were prepared in accordance with GAAP and present fairly the financial condition of the Company and its Subsidiaries;

  (ii) Quarterly Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter), its quarterly report to shareholders (or equivalent report);

 (iii) Securities Filings. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company or any of its Subsidiaries sends to shareholders, and copies of all regular, periodic and special reports, and all registration statements, which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

  (iv) Notice of Default. Immediately upon the happening of any condition or event that constitutes a Default or Event of Default under this Agreement, a written notice specifying the details of such Default or Event of Default and the action proposed to be taken with respect thereto;

   (v) Notice of Litigation. Immediately upon becoming aware of the existence of any Litigation involving the Company, any of its Subsidiaries or any of their Property that could have a Material Adverse Effect, a written notice specifying the nature and status thereof and the action being taken and proposed to be taken with respect thereto; and

  (vi) Requested Information. With reasonable promptness, such other data and information as from time to time reasonably may be requested by the Lender.

   (l) Officer's Certificate. Each set of financial statements delivered to the Lender pursuant to Sections 4.1(k)(i) and (ii) hereof shall be accompanied by an Officer's Certificate acceptable to the Lender, setting forth calculations, in form and detail satisfactory to the Lender, demonstrating compliance with Section 4.1(g).

   (m) Inspection. The Company shall permit, and shall cause each of its Subsidiaries to permit, any employees and other representatives of the Lender to visit and inspect any Properties, to examine all books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their affairs, finances and accounts with their officers, employees and Auditors (and by this provision such Auditors are authorized to discuss with the Lender the finances and affairs of the Company and each of its Subsidiaries), at such times and as often as may be reasonably requested; provided, however, that the Lender shall cause such employees and representatives of the Lender to hold in strict confidence all information acquired pursuant to the Lender's rights under this Section 4.1(m), except for necessary disclosure in connection with disputes relating to the Subleases, or disclosure compelled by judicial or administrative process or by other requirements of Law.

   Section 4.2      Negative Covenants.

   (a) Mergers, Etc. The Company shall not merge with or into, or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit or suffer any of its Subsidiaries to do so; provided, however, that any Subsidiary may merge or consolidate with or into, or transfer assets to or acquire assets from the Company or any other Subsidiary, so long as, immediately after giving effect thereto, no circumstance or event shall exist and be continuing that constitutes a Default or Event of Default, the surviving corporation shall become party to the Sublease Guarantee upon the request of the Lender, and in the case of any such merger or consolidation to which Company is a party, the Company shall be the surviving corporation.

   (b)    (Intentionally omitted.)

   (c)    (Intentionally omitted.)

   (d) Dividends and Other Distributions. The Company shall not make, and shall not permit any of its Subsidiaries to make, any Restricted Payment, except for dividends or other distributions paid (i) solely for the purpose of making scheduled payments of principal and interest on promissory notes in effect on the date hereof and disclosed to the Lender in writing, or (ii) by any wholly owned Subsidiary of the Company.

   (e) Change in Nature of Business. The Company shall not make, and shall not permit any of its Subsidiaries to make, any material change in the nature of any of their businesses as conducted on the date hereof.

   (f)    (Intentionally omitted.)

   (g)    (Intentionally omitted.)

   (h)    (Intentionally omitted.)

   Section 4.3 Liens. The Lender will not create or permit any liens on the properties constituting the Lease Facility, other than liens in favor of Pier Group's lenders, liens permitted in accordance with the credit agreement between Pier Group and its lenders, or liens created or permitted by the Company or a Subsidiary of the Company.


                                  ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

   The Company represents, warrants and covenants as follows:

   Section 5.1 Organization and Qualification. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing as corporations under the Laws of their states of organization, and the Company is qualified to transact business and is in good standing as a foreign corporation in the States of Texas and California and the Company's subsidiaries are duly qualified or licensed and in good standing in each state in which the nature of the business transacted or the Property owned in such as to require qualification or licensing.

   Section 5.2 Financial Statements. The financial statements of the Company and its Subsidiaries furnished to the Lender dated as of January 31, 1994, are complete and correct in all material respects and were prepared in accordance with GAAP. Such financial statements present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated and for the periods involved, and show in all material respects all material liabilities, direct and contingent, including, without limitation, any Environmental Liability known by the Company or its Subsidiaries, the effect of which would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Since the date of the latest of such financial statements, there has been no Material Adverse Change.

   Section 5.3 Title to Properties. The Company and its Subsidiaries have corporate power, authority and legal right to own and operate the Properties which each now owns, and to carry on the lines of business in which each is now engaged. The Company and each Subsidiary have good and marketable title to all Property owned by it, free and clear of all liens, claims, security interests and other encumbrances such as do not individually or collectively have a Material Adverse Effect. There are no Environmental Liabilities known to the Company or its Subsidiaries with respect to any of the Company's or any of its Subsidiaries' properties that would have a Material Adverse Effect.

   Section 5.4 Conflicting Agreements and Other Matters. None of the Company and its Subsidiaries is a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, Property or financial condition. Neither the Company nor any of its Subsidiaries is a party to or otherwise subject to any contract or agreement which restricts or otherwise affects its right or ability to execute the Subleases and Sublease Guarantees. Neither the execution or delivery of any Sublease or Sublease Guarantee, nor compliance therewith, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any Properties of the Company or its Subsidiaries under, or require any consent, approval or other action by, notice to or filing with any Tribunal pursuant to, the certificate of incorporation or bylaws of the Company or its Subsidiaries, any award of any arbitrator, or any agreement, instrument or Law to which the Company, its Subsidiaries or their Property is subject.

   Section 5.5 Authorization. The Boards of Directors of the Company and/or its Subsidiaries duly authorized the execution, delivery and performance of the Subleases and Sublease Guarantees. No consent of the stockholders of the Company is required as a prerequisite to the validity and enforceability of any document contemplated hereby. Each of the Company and its Subsidiaries has corporate power and authority to execute, deliver and perform under the Subleases and Sublease Guarantees to be executed and delivered by it. The Subleases and Sublease Guarantees constitute the legal, valid and binding respective obligations of the Company and its Subsidiaries, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other Laws or principles of equity affecting the enforcement of creditors' rights generally).

   Section 5.6 Taxes. Each of the Company and its Subsidiaries has filed all federal, state and other income Tax returns which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes to the extent that they have become due (except as permitted by Section 4.1(a)). All Tax liabilities of the Company and its Subsidiaries are adequately provided for on their books, including interest and penalties. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified the Company or any of its Subsidiaries of any material deficiency in any of their federal, state and other income Tax returns.

   Section 5.7      (Intentionally omitted.)

   Section 5.8 Possession of Franchises, Licenses, Etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from any Tribunal that are necessary in any material respect for the ownership, maintenance and operation of their Property, and are not in violation thereof in any material respect.

   Section 5.9 Leases, Etc. The Company and its Subsidiaries enjoy peaceful and undisturbed possession of all leases and other agreements necessary in any material respect for the operation of their Property and businesses in the aggregate. All such leases and other agreements are valid and subsisting, and are in full force and effect.

   Section 5.10 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Lender by or on behalf of the Company or any of its Subsidiaries in connection herewith omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

   Section 5.11 ERISA. The Company and its Subsidiaries are in compliance with all material provisions of ERISA that are applicable to them and their Plans except where the failure to so comply would not have a Material Adverse Effect.

   Section 5.12 Certain Fees. No broker's, finder's or other fee or commission was or will be payable with respect to the transactions contemplated hereunder.

   The Lender and Pier 1 represent and warrant as follows:

   Section 5.13 Authorization. The Lender and Pier 1 each has the corporate power and authority to enter into this Agreement and the Lender has the corporate power to enter into each of the Subleases. The Lender has entered into a lease with Pier Group with respect to each of the properties that are subject to a Sublease, and the Lender will either maintain each such lease during the term of each corresponding Sublease or will otherwise obtain such rights in each property to enable the Lender or its assignee to perform its obligations under such Sublease.


                                 ARTICLE VI

                         EVENTS OF DEFAULT; REMEDIES

   Section 6.1 Events of Default. Any one or more of the following events shall be "Events of Default" hereunder (which shall include by definition the expiration of any grace period with respect thereto), whether the same shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

   (a)    (Intentionally omitted.)

   (b) Any representation or warranty made herein or in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading that would constitute a Material Adverse Effect on the date as of which made;

   (c) There shall be a default in the performance or observance of any other agreement, term or condition contained in any Sublease, Sublease Guarantee or any other lease agreement between the Lender or an affiliate of the Lender and a Subsidiary of the Company, which default shall continue for more than 15 days after written notice to the Company.

   (d) The Company or any of its Subsidiaries shall default (beyond any grace period and whether or not waived) in the payment of any amount of any other Indebtedness or Guaranteed Indebtedness in excess of $500,000, or in the payment or performance of operating leases, in excess of $3,000,000 in the aggregate, or shall default (beyond any grace period and whether or not waived) in the performance of any agreement under which such Indebtedness or Guaranteed Indebtedness or operating lease is created or evidenced, if as a consequence of such default the holder (or a trustee on behalf of such holder) of such Indebtedness or Guaranteed Indebtedness or operating lease does accelerate such Indebtedness or Guaranteed Indebtedness or operating leases.

   (e) Any of the following shall occur: (i) The Company or any of its Subsidiaries shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due, (ii) the Company or any of its Subsidiaries shall petition or apply to any Tribunal for the appointment of a trustee, receiver or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustments of debts, conservatorship, moratorium, dissolution, liquidation or similar debtor relief Laws of any jurisdiction, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Company or any of its Subsidiaries and the same is not dismissed or otherwise discharged within 30 days, or an order, judgment or decree shall be entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment or decree shall be entered in any proceedings against the Company or any of its Subsidiaries decreeing its dissolution; or (v) any final order, judgment or decree shall be entered in any proceedings against the Company or any of its Subsidiaries decreeing a split-up of the Company or any of its Subsidiaries, which requires the divestiture of a substantial part of its assets;

   (f) Final judgment(s) on the merits for the payment of $1,000,000 or more in the aggregate shall be outstanding against the Company or any of its Subsidiaries, and such judgment(s) shall remain unstayed, in effect and unpaid for more than 30 days;

   (g) Any "reportable event" as such term in defined in ERISA under any Plan, or the appointment by an appropriate Tribunal of a trustee to administer any Plan, or the termination of any Plan within the meaning of Title IV of ERISA, and any of the foregoing results in a material liability to the Pension Benefit Guaranty Corporation; or any material accumulated funding deficiency within the meaning of ERISA exists under any Plan; or

   (h) Any Sublease or Sublease Guarantee or material provision thereof shall, for any reason, not be valid and binding on the Company or any Subsidiary, as the case may be, or in full force and effect, or shall be declared to be null and void; or the validity or enforceability of any Sublease or Sublease Guarantee shall be contested by the Company or any Subsidiary, as the case may be; or the Company or any Subsidiary shall deny that it has any or further liability or obligation under its respective Sublease or Sublease Guarantee.

   Section 6.2 Remedies Upon Default. If any Event of Default specified in Section 6.1(e) occurs, the aggregate unpaid principal balance of and accrued interest on the Obligation shall thereupon become due and payable concurrently therewith, without any action by the Lender and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Except as set forth in the preceding sentence, should any Event of Default occur and be continuing, the Lender may do any one or more of the following:

   (a) Acceleration. Declare (by written notice to the Company) the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable, without diligence, presentment, demand, protest, notice of protest or other notice of any kind, all of which are hereby expressly waived.

   (b)    Termination.  Terminate the Lease Facility and any Sublease.

   (c)    (Intentionally omitted).

   (d)    Judgment.  Reduce any claim to judgment.

   (e) Rights. Exercise any and all Rights afforded by the Laws or principles of equity of the State of Texas or any other jurisdiction, or by any Sublease or Sublease Guarantee, or otherwise.

   Section 6.3 Remedies in General. If any Event of Default shall occur and be continuing, the Lender may immediately proceed to protect and enforce all or any Rights with respect thereto contained in this Agreement or any Sublease or Sublease Guarantee, or may enforce any other legal or equitable Rights. All Rights conferred upon the Lender shall be cumulative and not exclusive of any other Rights available. No delay or omission to exercise any Right shall impair any such Right or shall be construed to be a waiver of any Event of Default or an acquiescence therein. Any Right may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default. No single or partial exercise of any Right shall preclude other or further exercise of any Right. The Company agrees that if an Event of Default shall happen and be continuing, it will pay reasonable attorneys' fees and court costs incurred in collecting the amounts due and in exercising Rights hereunder.


                                 ARTICLE VII

                                MISCELLANEOUS

   Section 7.1 Amendments, Etc. No amendment or waiver of any provisions of this Agreement, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

   Section 7.2 Notices, Etc. Notices, consents, requests, approvals, demands and other communications (collectively, "Communications") provided for herein shall; be in writing (including telecopy, telegraphic, telex or cable Communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered to the following numbers or addresses, or such other number and address as the Company or the Lender may give notice to the other of in accordance with this section:

     (a)  If to the Company, to it at:
      500 Terminal Road
      Fort Worth, Texas 76106
      Telecopy Number:  (817) 626-6279
      Attention:  President

          with a copy to:

          Timothy M. Barnett
          Winthrop & Weinstine
          3000 Dain Bosworth Plaza
          60 South Sixth Street
          Minneapolis, Minnesota 55402-4430

     (b)  If to the Lender, to it at:
      301 Commerce Street, Suite 600
      Fort Worth, Texas 76102
          Telecopy Number:  (817) 334-0191
      Attention:  J. Rodney Lawrence
               Corporate Counsel

   All Communications shall, when mailed, telecopied, telegraphed, telexed, cabled or delivered, be effective when delivered to the Company, sent by telecopier to any party or the telecopier number as provided for herein and receipt thereof is acknowledged by such party, delivered to the telegraph company, telexed to any party or the telex number provided for herein, confirmed by telex answerback, delivered to the cable company, or five days after being mailed to the address provided for herein, respectively.

   Section 7.3 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any Right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

   Section 7.4 Costs, Expenses and Taxes. The Company agrees to pay or reimburse the Lender for paying (i) all costs and expenses of the Lender in connection with (A) the administration of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement and the Subleases and (B) any modification, supplement or waiver of any of the terms of this Agreement, and
(ii) all reasonable costs and expenses of the Lender (including reasonable counsel's fees) in connection with the enforcement of this Agreement. The obligations of the Company under this Section 7.4 shall survive any termination of this Agreement and/or expiration of a Sublease.

   Section 7.5 Indemnity. The Company agrees to indemnify and hold harmless the Lender against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Lender or any of its employees, officers, directors or other representatives in any way relating to or arising out of any Environmental Liabilities, Sublease and Sublease Guarantee, any transaction related hereto, or any act, omission or transaction of the Company, its Subsidiaries and Affiliates, or any of their employees, officers, directors or other representatives, to the extent that any of the same results, directly or indirectly, from any claims made or actions, suits or proceedings commenced by or on behalf of any Person other than the Lender.
The Company's indemnity obligation with respect to Environmental Liabilities shall terminate seven years from the date hereof. The Company fully and unconditionally releases the Lender and its Subsidiaries from all liabilities and claims of whatever kind that the Company had, has or may have against the Lender relating to or arising out of any Environmental Liabilities. The obligation of the Company under this Section shall continue after payment of the Obligation and termination of any or all Subleases, and shall not be relieved by any claim or allegation of negligence by the Lender; provided, however, that if such negligence shall be determined by a Tribunal in a final, unappealable order, the Person whose negligence is so determined shall reimburse the Company for all amounts paid under this Section in connection with the proceeding determining the same.

   Section 7.6 Right of Setoff. If any Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement and the Subleases, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Subleases and although such obligations may be unmatured. The Lender agrees promptly to notify the Company after any such setoff and application made by the Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 7.6 are in addition to the rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

   Section 7.7 Governing Law. This Agreement, the Subleases, the Sublease Guarantees, and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Company, its Subsidiaries and the Lender under the Laws of the State of Texas and for all purposes shall be construed in accordance with, and governed by, the Laws of said State.

   Section 7.8 Usury Not Intended. The Company and the Lender intend to strictly comply with all applicable laws, including Applicable Laws. Accordingly, the provision of this Section 7.8 shall govern and control over every other provision of this Agreement, the Subleases and the Sublease Guarantees, which conflicts or is inconsistent with this Section 7.8, even if such provision declares that it controls (unless such provision expressly identifies and refers to this Section 7.8). The term "interest" includes the aggregate of all charges which constitute interest under Applicable Laws, provided that, to the maximum extent permitted by Applicable Laws, (a) any non-principal payment shall be characterized as an expense or fee or something other than compensation for the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Sublease. In no event shall the Company or any other Person be obligated to pay, or the Lender have any right or privilege to reserve, receive to retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under Applicable Laws, or (b) total interest in excess of the amount which the Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Subleases at the Highest Lawful Rate.
None of the terms and provisions contained in this Agreement, the Sublease or the Sublease Guarantees which directly or indirectly relate to interest shall ever by construed without reference to this Section 7.8 or construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Sublease or Sublease Guarantee is shortened by reason of termination, acceleration of maturity as a result of any Default or other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Lender at any time is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be cancelled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Company's obligations to the Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

   Section 7.9 Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Company and each Subsidiary in connection herewith shall survive the execution and delivery of this Agreement and each Sublease, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

   Section 7.10 Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Company and the Lender, and thereafter shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns.

   Section 7.11 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreement by or on behalf of the Company, its Subsidiaries or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the written consent of the Lender.

   Section 7.12 Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

   Section 7.13 Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

   Section 7.14 Entire Agreement. This Agreement (including Exhibits and Schedules hereto) represent the final and entire agreement and understanding between the Company and the Lender relating to the subject matter hereof and thereof, supersede all prior proposals, agreements and understandings relating to such subject matter and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

   Section 7.15 Descriptive Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

   Section 7.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

   Section 7.17 Waiver of Jury Trial. Each of the parties hereto waives any right it has or may hereafter have to trial by jury in any dispute arising out of or relating to this Agreement or any of the Subleases, or any of the transactions contemplated thereby.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                    SUNBELT NURSERY GROUP, INC.


                    By: _____________________________
                          Mark L. Jones
                          Vice President


                    PIER 1 IMPORTS, INC.


                    By: _____________________________
                         Clark A. Johnson
                         Chairman of the Board and
                            Chief Executive Officer


                    PIER LEASE, INC.


                    By: _____________________________
                         Clark A. Johnson
                         Chairman of the Board and
                            Chief Executive Officer

                                                             EXHIBIT I
                        AMENDED AND RESTATED SUBLEASE


           THIS AMENDED AND RESTATED SUBLEASE ("Sublease") is dated effective
as of the       day of              , 19    , and is between Pier Lease, Inc.,
a Delaware corporation (the "Sublessor"), having an address c/o 301 Commerce Street, Suite 600, Fort Worth, Texas 76102, and WOLFE NURSERY, INC., a Delaware corporation (the "Sublessee"), having an address at 500 Terminal Road, Fort Worth, Texas 76106.

           WHEREAS, Sublessor and Sublessee previously entered into that one certain Sublease ("Original Sublease") dated effective as of the 28th day of April, 1993, and Sublessor and Sublessee wish to amend and restate the terms and provisions of the Original Sublease.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby amend and restate the Original Sublease to be as follows:

                                  ARTICLE I

           1. INCORPORATION OF STANDARD SUBLEASE PROVISIONS. The Standard Sublease Provisions between Sublessor and Sublessee, dated as of even date herewith (the "Standard Sublease Provisions"), are attached hereto as Exhibit "A" and are hereby incorporated into this Sublease. Hereafter, this Sublease and the Standard Sublease Provisions shall be read, taken and construed as one and the same instrument. Capitalized terms not otherwise defined in this Sublease shall have the respective meanings set forth in Article I of the Standard Sublease Provisions. In the event of any conflict between the terms and conditions of this Sublease and the terms and conditions of the Standard Sublease Provisions, this Sublease shall control.


                                 ARTICLE II

           2. SUBLEASED PROPERTY. Upon and subject to the terms and conditions of this Sublease, Sublessor subleases to Sublessee and Sublessee rents from Sublessor all of Sublessor's right, title and interest in and to the following property (collectively, the "Subleased Property"):

                (a)  the parcel of land (the "Land") located in
 ,            County,           , as more particularly described in Exhibit
"B" hereto,

                (b) all buildings, structures, fixtures and other improvements presently situated or hereafter constructed (except as provided for in Section 13.3 of the Standard Sublease Provisions) upon the Land (collectively, the "Subleased Improvements"),

                (c) all easements, rights and appurtenances relating to the Land and the Subleased Improvements, and

                (d) all equipment, machinery, fixtures and other items of property, including all components thereof, now or hereafter located in, on and used in connection with, the Subleased Improvements or necessary to the operation or maintenance thereof, which are now or hereafter owned by Owner, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, ventilating, refrigerating, waste disposal, air-cooling and air-conditioning apparatus, sprinkler systems and fire and theft protection equipment (other than Sublessee's Equipment, as described in Section 9.2 of the Standard Sublease Provisions) and which are hereby deemed by the parties hereto to constitute real estate under the laws of the state in which the Subleased Property is located, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures"), SUBJECT, HOWEVER, to (i) all matters of record on the date hereof affecting the Subleased Property, (ii) any state of facts as would be disclosed by an accurate survey of the Subleased Property; and (iii) the terms and conditions in Sublessor's lease agreement with Pier Group, Inc. ("Owner") with respect to the Subleased Property (the "Primary Lease"), a copy of which has been delivered to Sublessee.


                                 ARTICLE III

           3. TERM. Upon and subject to the terms and conditions of this Sublease, Sublessor subleases to Sublessee, and Sublessee rents from Sublessor all of Sublessor's right, title and interest in and to the Subleased Property
for (a) an interim term ("Interim Term") beginning on                  , 19
   ("Commencement Date") and ending on the earliest of (i) June 30, 1998 (the "Termination Date"), (ii) the Environmental Put Date for such Subleased Property or (iii) the Business Close Date (as defined below); and (b) if Sublessee fails to acquire all of the Subleased Property by not later than June 30, 1998, an extended term (the "Extended Term") commencing at the end of the Interim Term and ending on June 30, 2000, unless this Sublease is sooner terminated in accordance herewith. "Business Close Date" shall mean the thirtieth (30th) consecutive day during which the Subleased Property shall have been closed for business, provided, however, that a Business Close Date shall be deemed not to have occurred in the event that the Subleased Property shall have been closed for business solely as a result of substantial damage to or destruction of the Subleased Property and Sublessee shall have, prior to such 30th consecutive day, given written notice to Sublessor of Sublessee's commitment to repair and reopen the Subleased Property and Sublessee shall have reopened the Subleased Property for continuous business within one-hundred eighty (180) days after the first day during which the Subleased Property was closed for business.


                                 ARTICLE IV

           4. BASIC RENT. Sublessee shall pay to Sublessor or Sublessor's Assignees, if any, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Sublessor's address set forth above or at such other place or to such other persons, firms or corporations as Sublessor or Sublessor's Assignees, if any, from time to time may designate in writing, a net basic rental (the "Basic Rent") during the Term, payable monthly, in advance on the first Business Day of each month as follows (together with such additional amounts as Sublessor and Sublessee may agree upon):

          (a) During the Interim Term, the Basic Rent for each month will be equal to the greater of (i) the amount of interest which would be charged on the Total Cost for such month (less any portion of the Total Cost heretofore returned to Sublessor by Sublessee pursuant to payment of Basic Rent or otherwise) based on the sum of the "Adjusted InterBank Rate" (assuming an Interest Period of 90 days) plus 2% per annum (with the terms "Adjusted InterBank Rate" and "Interest Period" being defined in the Credit Agreement), and (ii) 6.5% of Sublessee's "Gross Sales" (as defined in GAAP) for the preceding month.

          (b) During the Extended Term, the Basic Rent for each month will be equal to the sum of (a) the greater of (i) the amount of interest which would be charged on the Total Cost for such month (less any portion of the Total Cost heretofore returned to Sublessor by Sublessee pursuant to payment of Basic Rent or otherwise) based on the sum of the "Adjusted InterBank Rate" (assuming an Interest Period of thirty days) plus 2% per annum and (ii) 6.5% of Sublessee's "Gross Sales" (as defined in GAAP) for the preceding month, plus (b) 2.5% of the Total Cost.

          (c) On the last day of each of Sublessee's first and fourth fiscal quarters of each year, Sublessor and Sublessee shall review the amount of Basic Rent actually paid by Sublessee and the amount due hereunder, and an appropriate adjustment shall be made to reconcile the difference, if any, which shall be immediately payable. Sublessee agrees to wire federal or other immediately available funds in payment of the Basic Rent to Sublessor, or as Sublessor may direct, on the day each payment is due, or if such day is not a Business Day then on the last Business Day prior to such date, so that Sublessor shall receive immediately available funds in such location as Sublessor may designate on each such date. The Basic Rent shall be paid absolutely net to Sublessor without setoff, demand, notice, deduction, or counterclaim, so that this Sublease shall yield to Sublessor the full amount of the installments of Basic Rent throughout the Term, all as more fully set forth in Article VIII of the Standard Sublease Provisions.


                                  ARTICLE V

          5.1  Insurance.

               (a) Sublessee shall keep the Subleased Improvements insured against (i) damage by fire and the other hazards covered by standard extended coverage all risk insurance and (ii) damage by vandalism, malicious mischief, and such other hazards against which Sublessor shall require insurance, and each policy of insurance required pursuant to this Section 5.1 shall be endorsed to name First Interstate Bank of Texas, N.A. ("Bank"), Owner and Sublessor, as a mortgagee and/or loss payee thereunder, as their interest may appear, with loss payable to Bank, Owner and Sublessor, as their interest may appear, without contribution or assessment. All insurance policies and endorsements required pursuant to this Section 5.1 shall be fully paid for, nonassessable and contain such provisions (including, without limitation, inflation guard and replacement cost endorsements) and expiration dates and shall be in such form and amounts and issued by such insurance companies with a rating of "A" or better as established by Best's Rating Guide, or an equivalent rating with such other publication of a similar nature as shall be in current use, or such other companies, as shall be approved by Sublessor. The amount of coverage shall be the total replacement cost of the Subleased Improvements (excluding costs for footings and foundations, architectural costs, and engineering costs). Sublessor hereby approves the amounts of insurance carried by Sublessee for the above-described risks as of the date hereof and until such time, if any, as Sublessor shall reasonably determine that greater or lesser amounts of coverage are required for the Subleased Improvements, due regard being given to the site and type of the building, the time of construction, the location, utilities and occupancy or any replacements and substitutions therefor. At such time or from time to time as Sublessor may give written notice to Sublessee requesting additional or less insurance coverage for the Subleased Improvements, Sublessee shall promptly obtain and deliver to Sublessor replacement insurance policies complying with Sublessor's request and with the provision of this Section 5.1.

                (b) In addition to the insurance policies above described, Sublessee shall keep and maintain in effect insurance policies in respect of rental loss, Workmen's Compensation (except in Texas and to the extent Sublessee effectively elects not to be covered by the Texas Worker's Compensations Act, Sublessee shall maintain an alternate plan covered by ERISA), employers' liability coverage, comprehensive public liability insurance, and such other insurance as Sublessor may require; all in such form, with such coverage, in such amounts and issued by such insurance companies with a rating of "A" or better as established by Best's Rating Guide or equivalent rating of such other publications of similar nature as shall be in current use, as shall be approved by Sublessor.

                (c) Without limiting the foregoing, each policy of insurance required hereunder shall provide that such policy may not be cancelled, expire, or be terminated (whether due to nonpayment of premiums, surrender by the insured, or other reason) except upon thirty (30) days' prior written notice to Sublessor and that no act or thing done by Sublessee shall invalidate the policy as against Sublessor, Bank or Owner. In addition, Sublessor may require Sublessee to carry such other insurance on the Subleased Improvements in such amounts as may from time to time be required by institutional lenders, including, without limitation, Bank, or by Owner, against insurable casualties (including, without limitation, risks of war and nuclear explosion) which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the site and the type of the building, the type of construction, the stage of construction, location, utilities and occupancy or any replacements or substitutions therefor.

                (d) Sublessee shall additionally keep the Subleased Improvements insured against loss by flood if the Subleased Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which the Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 are applicable, as the same may have been or may hereafter be amended or modified (and any successor acts thereto), in an amount at least equal to the total replacement cost of the Subleased Improvements (excluding costs for footings and foundations, architectural costs, and engineering costs) or the maximum limit of coverage available with respect to the Subleased Improvements under said Act, whichever is less, and with a company or companies reasonably approved by Sublessor, Bank and Owner.

                (e) From time to time upon the occurrence of any change in the use, operation or value of the Subleased Property or any part thereof, or in the event of the unavailability of insurance in the area in which the Subleased Property is located, Sublessee shall promptly notify Sublessor of such change and shall, within five (5) days after demand by Sublessor, take out such additional amounts and/or such other kinds of insurance as Sublessor may require. Otherwise, Sublessee shall not take out or permit any separate or additional insurance which is contributing in the event of loss unless it is endorsed in favor of Sublessor, Bank and Owner, as their interests may appear, in accordance with the requirements hereof and otherwise satisfactory to Sublessor, Bank and Owner, in all respects. Insurance required hereunder may be carried by Sublessee pursuant to blanket policies, provided that all other requirements herein set forth are satisfied and that the underlying policy in respect of the Subleased Property is assigned and delivered as herein required.

                (f) In the event that Sublessee fails to keep the Subleased Improvements insured in compliance with this Section 5.1, Sublessor may, but shall not be obligated to, obtain insurance and pay the premiums therefor and Sublessee shall, on demand, reimburse Sublessor for all sums, advances and expenses incurred in connection therewith. Prior to the execution of a Sublease, Sublessee shall deliver copies of all original policies to Sublessor together with the endorsements thereto required hereunder.

                (g) The proceeds of insurance paid on account of any damage or destruction to the Subleased Property or any part thereof shall be applied as hereinafter provided. Notwithstanding anything to the contrary contained herein or in any provision of the applicable law, the proceeds of insurance policies coming into the possession of Sublessor, Bank or Owner shall not be deemed trust funds and Sublessor, Bank and Owner shall be entitled to dispose of such proceeds as hereinafter provided.

           5.2 Waiver of Subrogation. Sublessee and Sublessor hereby waive and release each other and Owner of and from any and all rights of recovery, claim, action, or cause of action against each other or Owner, their agents, officers, and employees, for any loss or damage insured (whether by self insurance, insurance or otherwise) by the terms of this Sublease or otherwise insured that may occur to the Subleased Property, improvements to the building or personal property including building contents within such building, by reason of fire or the elements of nature regardless of cause or origin including negligence of Sublessor, Sublessee or Owner and their agents, officers, and employees; provided, however, that such waiver and release do not adversely affect the insurance coverage required to be maintained herein. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to any insurance company or any other person, each party to this Sublease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the terms of mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed to prevent the invalidation of such insurance coverage by reason of these waivers.


                                 ARTICLE VI

           6.1 Notice of Damage, Destruction or Taking; Condemnation Awards. In case of any damage to or destruction of the Subleased Property or any part thereof, or in case of any Taking, Sublessee shall forthwith give notice thereof to Sublessor and Sublessor's Assignees, if any. If Sublessor shall be advised by the condemning authority of a proposed Taking, Sublessor shall forthwith give notice thereof to Sublessee, but its failure to do so shall not affect the rights of the parties as set forth in this Article VI. In case of any such Taking, damage or destruction, Sublessor shall be entitled to all awards or insurance payments on account thereof (or amounts equal thereto if Sublessee shall then be self-insuring hereunder), and Sublessee hereby irrevocably assigns to Sublessor all rights of Sublessee to any such award or payment and irrevocably authorizes and empowers Sublessor in the name of Sublessee or otherwise, to file and prosecute what would otherwise be Sublessee's claim for any portion of such award or payment, and to collect, receipt for and retain the same, except as hereinafter provided. Any such awards or insurance payments (or amounts equal thereto if Sublessee shall then be self-insuring hereunder) shall be paid over to Sublessor's Assignees or if no Sublessor's Assignees then exist, then to a commercial bank or trust company or other institution selected by Sublessor (the "Escrow Holder"), to be held in escrow and applied as hereinafter provided. All costs and expenses of Sublessor, Sublessor's Assignees or the Escrow Holder shall be paid by Sublessee. Unless an Event of Default shall have occurred, all sums so received by Sublessor's Assignees or Sublessor or the Escrow Holder, as the case may be, shall be applied in accordance with the provisions of Article 6.3, except that any such sums received with respect to a Taking for temporary use shall be applied in accordance with the provisions of Article 6.2. If an Event of Default shall have occurred at the time of receipt of any such award or payment, the same shall be paid to and retained by Sublessor. Sublessee will pay all costs and expenses, including attorneys' fees, incurred by Sublessor or Sublessor's Assignees, if any, in connection with any such Taking and the seeking and obtaining of any award or payment in respect thereof. For the purposes of this Sublease, all amounts paid pursuant to any agreement with any condemning authority in settlement of any condemnation or other eminent domain proceeding affecting the Subleased Property shall be deemed to constitute an award made in such proceeding whether or not the same shall have actually been commenced. For the purposes of this Article, the terms "net proceeds" and "net awards" shall mean, respectively, (i) any insurance proceeds in respect of any damage to or destruction of the Subleased Property or any part thereof, or (ii) any awards in connection with any Taking thereof, in each case, less all costs and expenses, including attorneys' fees, incurred in connection with the seeking and obtaining of any such proceeds or awards.

           6.2 Taking for Temporary Use. In case of a Taking for temporary use (a period not exceeding 365 consecutive days), there shall be no termination, cancellation or modification of this Sublease, and Sublessee shall continue to perform and comply with (except as such performance and such compliance may be rendered impossible by reason of such Taking) all of its obligations under this Sublease and shall in no event be relieved of its obligation to pay punctually all Rent or any other charges payable hereunder. Sublessor shall pay the net awards received by it (whether by way of damages, rent or otherwise) by reason of such Taking to Sublessee, if no Event of Default shall have occurred.

           6.3  Other Taking, Damage or Destruction, Repair or Replacement.

                (a) In case of any damage to or destruction of the Subleased Property or any part thereof which is not Substantial, as hereinafter defined, or in case of any Taking which is not Substantial other than for temporary use, Sublessee will, at its expense, promptly commence and complete with due diligence (subject to the occurrence of Unavoidable Delays) the replacement and repair of the Subleased Property in order to restore it as nearly as practicable to the value and condition thereof immediately prior to such damage, destruction or Taking, whether or not the insurance proceeds or the award for the Taking shall be sufficient for such purpose. If the cost of restoring the Subleased Property is estimated by an independent architect therefor and such cost is equal to or in excess of $100,000, Sublessee shall expend its own funds to the extent of such excess before making application for receipt of such proceeds or awards as hereinafter provided. If the cost of restoration is estimated to be less than $100,000, then such proceeds or awards shall be immediately paid over to Sublessee if no Event of Default shall have occurred. If the cost of restoration is estimated to equal or exceed $100,000, the net proceeds of insurance and the net awards for the Taking received by Sublessor or Sublessor's Assignees, as the case may be, shall, if no Event of Default shall have occurred, be paid to Sublessee (or as Sublessee may direct), from time to time (but not more often than monthly) as such Subleased Property is replaced or repaired, in amounts equal to the cost of such replacement and repair, upon delivery to Sublessor of an Officer's Certificate and a certificate of an engineer or architect satisfactory to Sublessor certifying, in each case, the amount to be paid (which may represent amounts theretofore paid by Sublessee in the effectuation of such repairs or replacements and not reimbursed hereunder or amounts due and payable by Sublessee therefor, or both). Upon completion of construction, Sublessee shall deliver to Sublessor (i) a copy of a permanent, unconditional certificate of occupancy for the Subleased Property and (ii) an Officer's Certificate and a certificate of an engineer or architect who shall be either a professional, licensed engineer employed by Lessor or shall be satisfactory to Sublessor certifying to the completion of the repair or replacement of such Subleased Property, the payment of the cost thereof in full, and the amount of such cost, and upon receipt of such certificates by Sublessor, any balance of such proceeds and awards or other payments received during the Term or any renewal term, as appropriate, and not required to be held or applied in accordance with the preceding sentence, shall (after deducting amounts necessary to pay any taxes attributable to such Subleased Property) be paid over to Sublessor or Sublessor's Assignees, except that if no Event of Default has occurred and if the balance of an award for a Taking or other payments shall be $100,000 or more, the entire balance shall be retained by Sublessor and applied pursuant to the Primary Lease. In the event of a Taking of such character as not to require any repair or replacement of the Subleased Improvements, and upon delivery to Sublessor of an Officer's Certificate certifying that such partial Taking has not materially affected the condition or use of such Subleased Property, any net award or other payment for such Taking received during the Term shall, if no Event of Default shall have occurred, be paid over to Sublessee, except that if the amount of such award or other payment shall be $100,000 or more, the same shall be retained by Sublessor or Sublessor's Assignees and the Basic Rent will be adjusted as required by the Primary Lease. If an Event of Default shall have occurred prior to the time of Sublessor's receipt of any insurance proceeds or awards or other payment for a Taking pursuant to this Article 6.3, the same shall be retained by the Sublessor.

                (b) Subject to the provisions of Section 3 hereof relating to a Subleased Property being closed for business, in case of any destruction or Taking of the Subleased Property to such an extent that Sublessee determines, in Sublessee's sole discretion, within thirty (30) days after such destruction or Taking, that the Subleased Property is no longer suitable for Sublessee's intended use (such destruction or Taking being referred to hereinafter as "Substantial") during the Term, and if no Event of Default shall have occurred, Sublessee shall, within seventy-five (75) days from the date of such destruction or Taking, give Sublessor (i) notice ("Notice") of its determination and notice of termination of this Sublease with respect to such Subleased Property accompanied by an offer to purchase the Subleased Property from Owner (including the net amount of the award or insurance proceeds, as the case may be) on the first Payment Date occurring not later than one hundred ten (110) days after such Notice (the "Purchase Date") for a purchase price equal to the "Total Cost" (as defined in the Primary Lease) of the Subleased Property less any amount of such Total Costs theretofore returned to Sublessor by Sublessee pursuant to payment of Basic Rent or otherwise, plus other amounts to be paid under and in accordance with Article XXI of the Primary Lease, (ii) an Officer's Certificate describing the event giving rise to such termination and stating that the Board of Directors has determined that there has been a substantial loss and stating the nature of the loss, and
(iii) a letter agreement that notwithstanding the termination of this Sublease as to such Subleased Property or any other matter, Sublessee has discontinued use of such Subleased Property in its business operations or will discontinue such use on or before the Purchase Date and will not use the Subleased Property for five (5) years thereafter for any purpose whatsoever. Sublessor shall have the option of accepting or rejecting such offer; provided, however, that Sublessor shall only accept such offer upon obtaining the written consent of Owner and Sublessor's Assignees and such offer shall be deemed to have been rejected unless written notice of acceptance is received by Sublessee within forty-five (45) days prior to the Purchase Date. In the event Sublessor accepts such offer, Sublessor shall (or cause Owner to), upon receipt from Sublessee of the Purchase Price provided for above and any Rent due and payable under this Sublease (including the installment of Basic Rent due on the Purchase Date), (a) convey the Subleased Property to Sublessee on the Purchase Date in accordance with the provisions of Article XXI of the Standard Lease Provisions of the Primary Lease and (b) pay over or assign to Sublessee the net award or net insurance proceeds, as the case may be, and this Sublease shall thereupon terminate.

           If Sublessor rejects Sublessee's offer to purchase the Subleased property pursuant to the terms of this Sublease, this Sublease shall terminate as to the Subleased Property on the Purchase Date, provided Sublessee shall not then be in Default under this Sublease and provided further that Sublessor shall retain all condemnation awards or proceeds of any insurance policies or self-insurance payments, as the case may be, and any other payment to which it may be entitled.


                                 ARTICLE VII

           7. COMPLETE AGREEMENT. Sublessor and Sublessee acknowledge and agree that the terms and provisions of the Original Lease are hereby amended and restated as set forth in this Sublease and that the terms and provisions of this Sublease shall hereafter be the sole agreement between Sublessor and Sublessee with respect to the Subleased Property.


                                ARTICLE VIII

           8. LEASE GUARANTEE. Sunbelt Nursery Group, Inc., a Delaware corporation ("Sunbelt"), has previously executed and delivered to Sublessor its Sublease Guarantee ("Guarantee") dated April 28, 1993, by which Sunbelt unconditionally guaranteed to Sublessor the payment and performance by Sublessee under the Original Lease. By its execution below, Sunbelt agrees that the Guarantee shall remain in full force and effect with respect to the Original Sublease, as amended and restated by this Sublease, that this Sublease is one of the "Lease Agreements" described in the Guarantee, and that Sunbelt has no defenses, offset, or counterclaims against or with respect to any of its obligations under its Guarantee.

           IN WITNESS WHEREOF, the parties have caused the Sublease to be executed as of the date first set forth above.

                                    "SUBLESSEE"

                                    WOLFE NURSERY, INC., a Delaware
                                     corporation



                                    By:
                                         Mark L. Jones
                                         Vice President


                                    "SUBLESSOR"

                                    PIER LEASE, INC., a Delaware corporation



                                    By:
                                         Clark A. Johnson, Chairman

ACCEPTED AND AGREED TO
AS SUBLEASE GUARANTOR:

SUNBELT NURSERY GROUP, INC.



By:
     Mark L. Jones
     Vice President

                                 EXHIBIT "A"














                        STANDARD SUBLEASE PROVISIONS


                              PIER LEASE, INC.

                                  Sublessor


                                     AND


                             WOLFE NURSERY, INC.

                                  Sublessee






                        STANDARD SUBLEASE PROVISIONS


          THESE STANDARD SUBLEASE PROVISIONS ("Standard Sublease Provisions")
are dated effective as of the       day of             , 199  , and is between
PIER LEASE, INC., a Delaware corporation (the "Sublessor"), having an address 301 Commerce Street, Suite 600, Fort Worth, Texas 76102, and WOLFE NURSERY, INC., a Delaware corporation (the "Sublessee"), having an address 500 Terminal Road, Fort Worth, Texas 76106.


                                  ARTICLE I

          1. DEFINITIONS. Whenever used herein, the following capitalized terms have the respective meanings set forth after them and include the plural as well as the singular:

               Additional Charges:  As defined in Article VI.

               Additional Facilities: One or more new buildings or one or more additional structures annexed to any portion of the Subleased Improvements which are constructed on the Land during the Term. No replacement, restoration or rebuilding of the Subleased Improvements or any portion thereof shall be deemed an Additional Facility.

               Alterations:  As defined in Section 13.1.

               Basic Rent:  As defined in a Sublease.

               Building Plans:  As defined in Section 3.1(a).

               Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in Fort Worth, Texas, are authorized, or obligated, by law or executive order to be closed.

               Commencement Date:  As defined in a Sublease.

               Construction Cost: The cost of construction and/or renovation of the Subleased Improvements which cost shall include (a) costs of site preparation and improvement, materials, labor, supervision, design, engineering and architectural services, (b) the cost of the Fixtures, (c) all financing charges incurred during the construction including any interest paid or accrued on the Notes and all fees and expenses related to such financing including, but not limited to, counsel fees, trustee fees, brokerage fees and recording taxes, (d) Impositions, utility charges, insurance premiums and other carrying charges in respect of the Subleased Property incurred by Lessee during construction, (e) developer's costs, and (f) miscellaneous costs approved by Sublessor; provided, however, that costs not directly incurred for labor charges, materials, and Fixtures may not exceed twenty-five percent (25%) of the total annual cost of construction and/or renovation.

               Credit Agreement: That certain Restated Revolving Credit Agreement dated December 30, 1992, between Owner and First Interstate Bank of Texas, N.A., as agent, and the banks referred to therein (the "Banks"), as it may be amended, or amended and restated, from time to time.

               Credit Facilities Agreement: That certain Amended and Restated Credit Facilities Agreement, dated October 14, 1994, between Sunbelt Nursery Group, Inc. and Pier 1 Imports, Inc., as it may be amended, or amended and restated, from time to time.

               Default: Any condition or event which constitutes or would constitute an Event of Default either with or without notice or lapse of time, or both.

               Development Agreement:  As defined in Section 3.1(a).

               Environmental Put Date: The date on which Owner is obligated by the Banks (or any subsequent lender(s) to Owner with respect to the Subleased Property) to pay all Outstanding Advances (as defined in the Credit Agreement) with respect to the Subleased Property as a result of any violation or alleged violation of any Environmental Laws (as defined in the Credit Agreement) with respect to such Subleased Property.

               Event of Default:  As defined in Article XIX.

               Fixtures:  As defined in a Sublease.

               GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to circumstances as of the date of determination.

               Guarantor: Collectively, Sunbelt Nursery Group, Inc. and each of its Subsidiaries.

               Guarantee: The Sublease Guarantee, dated as of April 28, 1993, by Guarantor guaranteeing the performance by Sublessee of its obligations under the Sublease.

               Impositions: All taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Subleased Property and/or the Basic Rent or Additional Charges (including all interest and penalties thereon), which at any time prior to, during or in respect of the Term may be assessed or imposed on or in respect of or be a lien upon (a) Sublessor, including, without limitation, all franchise, single business or other taxes imposed on Sublessor for the privilege of doing business in the jurisdiction in which the Subleased Property is located, (b) the Subleased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Subleased Property or the leasing or use of the Subleased Property or any part thereof. Nothing contained herein shall be construed to require Sublessee to pay any tax, assessment, levy or charge imposed on Sublessor or Sublessor's Assignees, if any, in the nature of a capital levy, estate, inheritance, succession, transfer, net income or net revenue tax of Sublessor or Sublessor's Assignees, if any, except that if at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Subleased Property, there shall be assessed, levied or imposed (a) a tax, assessments, levy, imposition or charge based on the gross income or gross rents received therefrom from Sublessee whether or not wholly or partially as a capital levy or otherwise which is calculated without deduction of any portion of such gross income or gross rents so received, or (b) a tax, assessments, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Subleased Property and imposed upon Sublessor or Sublessor's Assignees, if any, or (c) a license fee measured by the gross rents received from Sublessee which is calculated without deduction of any portion of such gross rents so received, or (d) any other tax, assessments, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Impositions payable by Sublessee hereunder; provided that any tax, assessment, levy, imposition or charge imposed on income from the Subleased Property shall be calculated as if Sublessor's Estate in such Subleased Property is the only asset of Sublessor.

               Indebtedness: Indebtedness of any person shall mean and include, without duplication, (a) any liability, contingent or otherwise, of such person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or
(ii) evidenced by a note, debenture or similar instrument or representing the balance deferred and unpaid of the purchase price of any property purchased;
(b) any liability of others of the kind described in the preceding clause (a), which such person has guaranteed or which is otherwise its legal liability;
(c) any obligation secured by a Lien to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; and (d) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, liability of the kind described in any of the preceding clauses (a), (b) or (c).

               Insurance Requirements:  As defined in a Sublease.

               Interim Term:  As defined in a Sublease.

               Land:  As defined in a Sublease.

               Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, agreements, regulations, ordinances, judgments, decrees and injunctions affecting either the Subleased Property or the construction, use, occupancy or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Subleased Property or (ii) in any way limit or condition the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Sublessee (including, without limitation, any ground lease, or any deed of trust or mortgage with Sublessor's Assignees, if any), at any time in force affecting the Subleased Property.

               Lien: Any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

               Officer's Certificate: A certificate of Sublessee signed by the president or any vice president or the treasurer, or other officer authorized to so sign by the board of directors or bylaws of Sublessee.

               Overdue Rate: The lower of (i) the Basic Rent plus three percent (3%) per annum or (ii) the maximum rate permitted by law.

               Owner:  Pier Group, Inc.

               Payment Date: Any due date for the payment of the installment of Basic Rent.

               Payments:  As defined in Section 3.2(a).

               Pier 1:  Pier 1 Imports, Inc., a Delaware corporation.

               Reimbursement Request:  As defined in Section 14.1.

               Rent:  Collectively, the Basic Rent and Additional Charges.

               Significant Subsidiary: A Subsidiary meeting any one of the following conditions:

               (a) the assets of the Subsidiary, or the investments in and advances to the Subsidiary by Guarantor and Guarantor's other Subsidiaries, exceed five percent (5%) of the assets of Guarantor and its Subsidiaries on a consolidated basis;

               (b) the sales and operating revenues of the Subsidiary exceed five percent (5%) of the sales and operating revenues of Guarantor and Guarantor's Subsidiaries on a consolidated basis; or

               (c) the Subsidiary is the parent of one or more Subsidiaries and, together with such Subsidiaries would, if considered in the aggregate, constitute a Significant Subsidiary.

               Sublease: The particular Sublease Agreement between Sublessor, as lessor thereunder, and Sublessee, as lessee thereunder, into which these Standard Sublease Provisions are incorporated by reference and attached thereto as Exhibit "A".

               Subleases: Collectively, all Subleases between Sublessor and Sublessee.

               Subleased Improvements; Subleased Property: Each as defined in a Sublease.

               Subleased Property:  As defined in a Sublease.

               Sublessee's Equipment:  As defined in Section 8.2.

               Sublessor's Lender:  As defined in Section 14.3(a).

               Sublessor's Assignees: Collectively, Sublessor's assignees designated in any assignment of Sublessor's interest in a Sublease as additional security for any Indebtedness of Sublessor and all purchasers at any foreclosure sale of the Subleased Property and their assignees and the successors and assigns of all such parties.

               Sublessor's Estate: Sublessor's interest in a Subleased Property which is a leasehold estate in the Land and Subleased Improvements.

               Subsidiaries: Corporations, each of which Guarantor owns, directly or indirectly, more than fifty percent (50%) of the voting stock (individually, a "Subsidiary").

               Taking: A taking or voluntary conveyance during the Term of all or part of the Subleased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Subleased Property whether or not the same shall have actually been commenced.

               Term: Collectively or individually, the Interim Term and the Extension Term.

               Third Party Offer:  As defined in Article XXXVI.

               Total Cost: An amount equal to the sum (but without duplication of any item) of the following items paid, or to be paid by Sublessor and not reimbursed by Sublessee, as of the applicable date including, without limitation: (a) the cost of acquiring the Land or Owner's leasehold estate therein, as applicable, which may include brokerage commissions, if any, and attorneys' fees, (b) the Construction Cost of the Subleased Improvements to the extent paid directly by Sublessor or Owner or reimbursed to Sublessee pursuant to Article III hereof, (c) the cost of surveys, title reports and title insurance policies, (d) filing fees and other direct expenses (including reasonable attorneys' fees) incurred in connection with the organization of Sublessor and Owner in the State of Texas, (e) transfer taxes, documentary, stamp and similar taxes and all recording and filing fees and taxes incurred in connection with the acquisition of the Land or Sublessor's leasehold estate therein and the financing of Sublessor's Estate, (f) the fees, expenses and disbursements of special counsel to Sublessor's Assignees, if any, and counsel to Sublessor, Sublessee and Guarantor, (g) Owner's cost of financing the Subleased Property and all other costs of whatever kind shown on Owner's books and records attributable or allocable to the Subleased Property, (h) the cost of any Alterations to the Subleased Improvements, and (i) all costs or expenses of whatever kind or character incurred by Owner in connection with the Subleased Property. Total Cost, in any event, shall not be less than the total of all Outstanding Advances (as defined in the Credit Agreement) relating to the Subleased Property.

               Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of Sublessee, provided that lack of funds regardless of the cause therefor shall not be deemed a cause beyond the control of Sublessee.

               Year: A twelve (12) month period commencing on the Commencement Date or on an anniversary date thereof, as the case may be.


                                 ARTICLE II

          2.   INTENTIONALLY OMITTED.


                                 ARTICLE III

          3.1  INTENTIONALLY OMITTED.

          3.2  INTENTIONALLY OMITTED.

          3.3  Indemnity

               (a) Indemnification. To the full extent permitted by applicable law, Sublessee hereby agrees to indemnify and shall hold Pier 1, Sublessor and Owner, and their respective successors and assigns, and any and all officers, employees, agents, directors and shareholders of Pier 1, Sublessor and Owner or of Pier 1's Sublessor's and Owner's successors and assigns, harmless from and against, and shall defend against, any and all liabilities, losses, claims, demands, costs, fees and expenses, and judgments of any nature arising, or alleged to arise, from or in connection with or giving rise to any bodily injury to, or the death of, any person or any other loss (including, without limitation, loss of or damage to property) with respect to: (a) the performance of, or failure of performance of, construction of the Subleased Improvements and of the covenants contained herein by Sublessee, its agents, employees, contractors, or subcontractors of any tier; (b) any other acts or omissions of Sublessee or its agents, employees, contractors, or subcontractors of any tier with respect to the Land or the Subleased Property or any portion thereof; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Land or the Subleased Property or any portion thereof; (d) any non-payment or delay of a payment which Sublessee is required to make under the Sublease; or (e) any claim of any kind whatsoever at any time arising out of or in connection with the Subleased Property, including, without limitation, any and all hazardous waste claims and claims brought by the Environmental Protection Agency, or other federal, state, or local environmental regulatory authority. Sublessee expressly acknowledges and agrees that this indemnification protects Pier 1, Owner, Sublessor and Sublessor's Assignees, if any, from the consequences of the acts or omissions of Pier 1, Owner, Sublessor or Sublessor's Assignees, including, without limitation, the negligent acts or omissions of Owner, Pier 1, Sublessor or Sublessor's Assignees.

               (b) Legal Defense. Sublessee shall resist and defend any action, suit, or proceeding brought against any indemnified party described in
Section 3.3(a) by reason of any occurrence with respect to which Sublessee has herein agreed to hold Sublessor and Owner harmless by use of counsel designated by Sublessee, which designated counsel is subject to Owner's and Sublessor's approval as applicable, such approval not to be unreasonably withheld.

          3.4  INTENTIONALLY OMITTED.

          3.5  INTENTIONALLY OMITTED.


                                 ARTICLE IV

          4.   INTENTIONALLY OMITTED.


                                  ARTICLE V

          5.   INTENTIONALLY OMITTED.


                                 ARTICLE VI

          6. ADDITIONAL CHARGES. In addition to the Basic Rent, Sublessee shall also pay and discharge as additional rent (collectively, the "Additional Charges") all Impositions relating to the Subleased Property, and in the event of any failure on the part of Sublessee to pay any of the foregoing, every fine, penalty, interest and cost which may be added for non-payment or late payment thereof and Sublessor shall have all legal, equitable and contractual rights, powers and remedies provided either in the Sublease or by statute or otherwise as in the case of non-payment of the Basic Rent. If any installment of Basic Rent or Additional Charges shall not be paid when due, Sublessee shall pay Sublessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof.


                                 ARTICLE VII

          7.1 Payment of Impositions. Subject to Article XVI hereof relating to permitted contests, Sublessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Sublessor and Sublessor's Assignees, if any, copies of official receipts or other satisfactory proof evidencing such payments. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Sublessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Sublessee, at its expense, shall prepare, and to the extent it may legally do so, and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Sublessee, the same shall be retained by Sublessee.

          7.2 Notice of Impositions. Sublessor shall, and shall cause Owner to, give prompt notice to Sublessee of all Impositions payable by Sublessee hereunder of which Sublessor or Owner, as applicable, at any time has knowledge, but a failure to give any such notice shall in no way diminish Sublessee's obligations hereunder.

          7.3  Intentionally Omitted.

          7.4 Utility Charges. Sublessee will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Subleased Property, and for all services and supplies at any time rendered to, or used on or about the Subleased Property.

          7.5 Insurance Premiums. Sublessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to the Sublease.

          7.6 Net Rent. Notwithstanding anything contained herein to the contrary, it is intended that the Basic Rent provided for in this Sublease shall be absolutely net to Sublessor throughout the term of this Sublease, and Sublessee accordingly covenants and agrees to pay as they become due and payable, and before they become delinquent, all Impositions, Additional Charges, and other amounts of whatever kind or character which relate to or arise in any way in connection with this Sublease, the Subleased Property or the obligations of Sublessor with respect to the Subleased Property.


                                ARTICLE VIII

          8. NO TERMINATION, ABATEMENT, ETC. Except as otherwise specifically provided for, Sublessee shall remain bound by the Sublease in accordance with its terms and shall neither take any action to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Sublessor and Sublessee be otherwise affected by reason of (a) any damage to, or destruction of, the Subleased Property or any portion thereof from whatever cause or any Taking of the Subleased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Sublessee's use of the Subleased Property or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of any eviction by paramount title, or any other defect in title, or Sublessee's acquisition of ownership of Sublessor's Estate otherwise than pursuant to an express provision contained in the Sublease, (c) any claim which Sublessee has or might have against Sublessor or against any of Sublessor's Assignees, if any, or by reason of any default or breach of any warranty by Sublessor hereunder or any other agreement between Sublessor and Sublessee, or to which Sublessor and Sublessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Sublessor or any assignee or transferee of Sublessor, or any action with respect to the Sublease that may be taken by a trustee or receiver of Sublessor or any assignee of Sublessor or by any court in any such proceeding, (e) the discovery of any hazardous waste or toxic substance on the Subleased Property, the effect of the application of any local, state, or federal environmental laws, regulations, or ordinances to the Subleased Property, or the imposition of liability under the "super fund" provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or (f) for any other cause whether similar or dissimilar to any of the foregoing. Sublessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be available to Sublessee by law or in equity to (i) modify, surrender or terminate the Sublease or quit or surrender the Subleased Property or any portion thereof, or (ii) entitle Sublessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Sublessee hereunder, except as otherwise specifically provided in the Sublease. The obligations of Sublessor and Sublessee under the Sublease shall be separate and independent covenants and agreements and the net Basic Rent and Additional Charges and all other sums so payable by Sublessee shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision of the Sublease.


                                 ARTICLE IX

          9.1 Ownership of Sublessor's Estate. Sublessee acknowledges that Sublessor's Estate is the property of Sublessor and that Sublessee has only the right to the possession and use of the Subleased Property upon the terms and conditions of the Sublease.

          9.2 Sublessee's Equipment. Sublessee may, at its expense, install or assemble or place on the Land or in the Subleased Improvements, and remove and substitute, any items of machinery, equipment furnishings or trade fixtures or other personal property owned by Sublessee and used or useful in Sublessee's business, at present or hereafter situated on the Subleased Property (collectively, "Sublessee's Equipment"), and Sublessee may remove the same upon the expiration or prior termination of the Term; provided, however, that Sublessee shall have no right to remove any item which constitutes a Fixture. All Sublessee's Equipment shall be and remain the property of Sublessee, provided that any of Sublessee's Equipment not removed by Sublessee upon the expiration or earlier termination of the Sublease shall be considered abandoned by Sublessee and may be appropriated, sold, destroyed or otherwise disposed of by Sublessor without first giving notice thereof to Sublessee and without obligation to account therefor. All costs and expenses incurred in removing, storing and disposing of Sublessee's Equipment shall be paid by Sublessee. Sublessee will repair, at its expense, all damage to the Subleased Property caused by the installation or removal of Sublessee's Equipment, whether effected by Sublessee or Sublessor. Sublessor shall not be responsible for any loss or damage to Sublessee's Equipment.


                                  ARTICLE X

          10.1 Condition of the Subleased Property. Sublessee acknowledges receipt and delivery of possession of the Subleased Property and that Sublessee has examined title to, and the condition of, the Subleased Property prior to the execution and delivery of the Sublease and has found the same to be in good order and repair and satisfactory for all purposes under the Sublease. Sublessee is renting the Subleased Property "as is" in its present condition with all faults and defects. SUBLESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE SUBLEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO SUBLESSOR'S TITLE OR LEASEHOLD INTEREST, AS APPLICABLE, THEREON OR OTHERWISE, OR AS TO ANY INCOME OR EXPENSES TO BE DERIVED FROM OR PAID WITH RESPECT TO THE SUBLEASED PROPERTY, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY SUBLESSEE. SUBLESSEE ACKNOWLEDGES THAT THE SUBLEASED PROPERTY HAS BEEN INSPECTED BY SUBLESSEE AND IS SATISFACTORY TO IT.

          10.2 Use of the Subleased Property. Sublessee may use the Subleased Property for retail and wholesale sale of lawn and garden products, crafts, Christmas merchandise and such other merchandise as is typically sold in a majority of the stores of Sublessee in the state in which the Land is located and any other retail use subject to Sublessor's approval, which approval will not be unreasonably withheld or delayed and for no other purpose; provided that Sublessee shall give Sublessor reasonable prior notice of its intent to change the present use of the Subleased Property and a description of the proposed use to which it will be put. Sublessee agrees to comply in a timely manner with the terms of the Primary Lease or with the provisions of any deed of trust, mortgage, or security agreement between Owner and Bank regarding the use of the Subleased Property. Sublessee agrees that it will not permit any unlawful occupation, business or trade to be conducted on the Subleased Property or any use to be made of the Subleased Property contrary to any Legal Requirements or Insurance Requirements applicable thereto. Sublessee shall not use or occupy or permit the Subleased Property to be used or occupied, nor do or permit anything to be done in or on the Subleased Property or any part thereof, in a manner that may make it impossible to obtain fire or other insurance thereon which Sublessee is, or may be, required to furnish hereunder, or that will cause or be likely to cause structural injury to any of the Subleased Improvements, or that will constitute a public or private nuisance or waste. In the event that Sublessee conducts any activity at the Subleased Property or uses the Subleased Property in any manner or any condition exists upon the Subleased Property either before or during Sublessee's occupancy of the Subleased Property, (i) which would cause such Subleased Property to become a hazardous waste treatment storage or disposal facility within the meaning of, or otherwise bring such Subleased Property within the ambit of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901 et seq., or any state law or local ordinance, (ii) so as to cause a release or threatened release of hazardous waste from such Subleased Property within the meaning of, or otherwise bring such Subleased Property within the ambit of, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601-9657, or any state law or local ordinance or (iii) so as to cause the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., or the Clean Air Act, 42 U.S.C. Sec. 7401 et seq., or any state law or local ordinance, Sublessee agrees to (i) promptly cure same at Sublessee's expense and (ii) protect, indemnify, save harmless and defend Sublessor, its agents, officers, directors, shareholders, employees and Sublessor's Assignees, if any, from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by any of the above by reason of any of the foregoing. Sublessee shall fully comply with all applicable environmental laws relating to the Subleased Property, whether federal, state or local.


                                 ARTICLE XI

          11. COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS, ETC. Subject to Article XVI hereof relating to permitted contests, Sublessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Subleased Property, whether or not compliance therewith shall require structural changes in any of the Subleased Improvements or interfere with the use and enjoyment of the Subleased Property, and whether or not such Legal Requirements or Insurance Requirements represent a change in policy of the entity promulgating or enforcing any such Legal Requirement or Insurance Requirement, and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Subleased Property then being made, and for the proper erection, installation, operation and maintenance of the Subleased Improvements or any part of any thereof. Notwithstanding the foregoing provisions of this Article XI, Sublessee shall not be required to comply with an Insurance Requirement which consists of mere recommendation if the failure to comply could not result in higher than standard premium charges nor jeopardize the continuation of all required insurance coverage on the Subleased Property.


                                 ARTICLE XII

          12.1 Maintenance and Repair.

               (a) Sublessee, at its expense, will keep the Subleased Property and the Equipment in a clean, neat and orderly condition and in good order and repair and, with reasonable promptness, make all necessary and appropriate repairs thereto, or replacements thereof or installations therein of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the applicable Term (concealed or otherwise). All repairs, restorations and installations shall, to the extent possible, be at least equivalent in quality to the original work and shall be made in a good and workmanlike manner. Sublessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Subleased Property or any part thereof or commit any waste of the Subleased Property or any part thereof.

               (b) Sublessor shall not under any circumstances be required to build any improvements on the Subleased Property, or to make any repairs, replacements, alterations or renewals of any nature or description to the Subleased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or, to make any expenditure whatsoever in connection with the maintenance and repair of the Subleased Property in any way. Sublessee hereby waives the right to make repairs at the expense of Sublessor pursuant to any law in effect at the time of the execution of the Sublease or hereafter enacted.

               (c) Nothing contained in the Sublease and no action or inaction by Sublessor shall be construed as (i) constituting the consent or request of Sublessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Subleased Property or any part thereof, or (ii) giving Sublessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Sublessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Sublessor in the Subleased Property.

               (d) Unless Sublessor shall cause Owner to convey Owner's interest in Sublessor's Estate to Sublessee pursuant to the provisions of the Sublease, upon the expiration or prior termination of the applicable Term, Sublessee will vacate and surrender the Subleased Property to Sublessor in the condition in which the Subleased Property was originally received from Sublessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of the Sublease and except for ordinary wear and tear.

          12.2 Encroachments, Restrictions, Etc. If any of the Subleased Improvements or any use of or activity on the Subleased Property shall, at any time, encroach upon any property, street or right-of-way adjacent to the Subleased Property, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Subleased Property, or any party thereof, or shall impair the rights of others under any easement or right-of-way to which the Subleased Property is subject, then promptly upon the request of Sublessor or at the behest of any person affected by any such encroachment, violation or impairment, Sublessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Sublessor or Sublessee or (ii) make such changes in the Subleased Improvements, the uses thereof or the activities thereon and take such other actions as shall be necessary to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of any of the Subleased Improvements. Any such alteration shall be made in conformity with the requirements of Section 13.1 hereof.


                                ARTICLE XIII

          13.1 Alterations, Additions and Replacements. Sublessee, at its expense, may at any time and from time to time after the Commencement Date make alterations of, and additions to, any of the Subleased Improvements or any part thereof and replacements for the same (collectively, "Alterations"), provided that (a) the market value of the Subleased Property shall not be reduced or its structural integrity or usefulness impaired, (b) the work shall be done expeditiously and in a good and workmanlike manner, and, if approval is required, in accordance with approved plans and specifications, (c) the plans and specifications for any single Alteration with an estimated cost in excess of $200,000 shall be approved in writing by Sublessor, such approval not to be unreasonably withheld, (d) Sublessee shall comply with all Legal Requirements and Insurance Requirements, if any, applicable to the work, (e) except in the case of removal of a non-load bearing interior wall or similar structure which has become unnecessary or undesirable by reason of Alterations made in compliance herewith, no Subleased Improvements shall be demolished unless Sublessee, unless such requirement is waived by Sublessor, shall have first furnished Sublessor and Sublessor's Assignees, if any, with such surety bonds or other security acceptable to Sublessor and Sublessor's Assignees, if any, as shall assure that the cost of rebuilding of such Subleased Improvements shall be met, (f) Sublessee shall promptly pay all costs and expenses and discharge any and all liens arising in respect of the work, and
(g) Owner shall have consented to the making of the Alternations. Subject to the provisions of Section 13.4, all Alterations shall immediately become and remain the property of Sublessor, shall be deemed part of the Subleased Property, and shall be subject to all of the terms and provisions of the Sublease. In case the estimated cost of any Alteration exceeds $200,000, such Alteration shall be made under the supervision of a qualified architect or engineer who shall have been approved in writing by Sublessor, which approval shall not be unreasonably withheld. Provided Sublessee is not then in Default under the Sublease, upon the expiration or earlier termination of the Term, Sublessee shall have no obligation to restore the Subleased Improvements to their condition exiting prior to the making of Alterations permitted by this
Section 13.1. No alterations or Additional Facilities shall be made which would tie in or connect any Subleased Improvements on the Subleased Property with any other improvements on any property adjacent to the Subleased Property, except roadways and utilities.

          13.2 Salvage. All salvage resulting from materials which are scrapped or removed in connection with the making of either Alterations permitted by Section 13.1 or repairs required by Article XII hereof shall be delivered to Sublessor and the Total Cost shall be reduced by such amount and the Basic Rent be reduced accordingly.

          13.3 Construction of Additional Facilities. Subject to the requirements of Section 13.1, Sublessee, at its expense, may at any time hereafter construct Additional Facilities. In case the estimated cost of such Additional Facilities exceeds $200,000, the same must be constructed under the supervision of a qualified architect or engineer, and prior to the commencement of any work thereon, if the estimated cost thereof exceeds $200,000, notice of the amount of such estimate shall be given to Sublessor in writing.


                                 ARTICLE XIV

          14.  INTENTIONALLY OMITTED.


                                 ARTICLE XV

          15.1 Liens. Subject to Article XVI hereof relating to permitted contests, Sublessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Subleased Property or any attachment, levy, claim or encumbrance in respect of the Basic Rent or Additional Charges provided under the Sublease, not including, however, (a) the Sublease, (b) the Primary Lease, (c) such other matters, if any, set forth in Exhibit "B" to the Sublease as shall at the time be in effect and applicable to the Subleased Property, (d) if not otherwise permitted by
Section 15.2 hereof, restrictions, liens and other encumbrances which are consented to in writing by Sublessor or any easements which do not materially and adversely affect (1) the marketability of title to Sublessor's Estate, (2) the use of the Subleased Property for all purposes of the Sublease or (3) the fair market value thereof, provided that Sublessee shall first have delivered an Officer's Certificate to Sublessor certifying as to the matters set forth in clauses (1), (2) and (3), (e) liens for those taxes of Sublessor which Sublessee is not required to pay hereunder, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XVI hereof, and (h) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that
(1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or sound accounting principles shall have been made therefor or (2) any such liens are being contested as permitted by Article XVI hereof.

          15.2 Title Matters. Throughout the term of this Sublease, Sublessee shall have the right to evaluate whether various easements and reciprocal easement and access agreements (but not including any liens) (collectively, "Title Matters") should be created on the Subleased Property (1) so that Sublessee's use of the Subleased Property for its intended purposes may be enhanced. Sublessee, upon evaluating such Title Matters, may request in writing ("Request") that Sublessor or Sublessor's Assignees, if any, execute certain instruments, enter into certain agreements, or take certain actions (collectively, "Title Actions") to effectuate a Title Matter. Upon submission of such Request, Sublessor or Sublessor's Assignees shall take the Title Action unless objections ("Objections") to the Title Matter are raised by Sublessor or Sublessor's Assignees, which Objections must be based on reasonable cause, or by Owner or Bank. If Sublessor or Sublessor's Assignees send notice of Objections to Sublessee, Sublessee shall modify the instruments or agreements contemplated or otherwise cure such Objections, whereupon Sublessor or Sublessor's Assignees shall take the Title Action as modified after curing the Objections. It is intended that Sublessor or Sublessor's Assignees rely on the good faith judgment of Sublessee in connection with the Title Matters and Sublessor or Sublessor's Assignees shall not raise Objections and shall take the Title Action unless Sublessor or Sublessor's Assignees have reasonable cause to raise Objections or refuse to take the Title Action or Owner or Bank object to such Title Action. All costs and expenses incurred relating to the review and evaluation of the Title Matters, the Request, the Title Action to be taken, and any Objections, including, without limitation, attorneys' fees, will be included in the Total Cost for the Subleased Property to which such matters relate.


                                 ARTICLE XVI

          16. PERMITTED CONTESTS. Sublessee, on Sublessor's behalf, but at Sublessee's expense, may contest, by appropriate legal proceedings timely initiated and conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, encumbrance, charge or claim not permitted by Article XV hereof, provided that (a) in the case of an unpaid Imposition, lien, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Sublessor and/or from the Subleased Property, (b) neither the Subleased Property, nor Sublessor's Estate, nor any rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Sublessor would not be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Sublessee shall give such reasonable security as may be demanded by Sublessor, Owner or Bank to insure ultimate payment of the same and to prevent any sale or forfeiture of the Subleased Property, Sublessor's Estate, the Basic Rent and any Additional Charges by reason of such non-payment or noncompliance, provided, however, the provisions of this Article XVI shall not be construed to permit Sublessee to contest the payment of Basic Rent, Additional Charges or any other sums payable by Sublessee to Sublessor under the Sublease or to contest any payment under or term or provision of the Primary Lease, (e) in the case of an Insurance Requirement, the coverage agreed to by Sublessor and Sublessee pursuant to Article V of the Sublease shall be maintained, and (f) if such contest be finally resolved against Sublessor or Sublessee, Sublessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Sublessor, at Sublessee's expense, shall execute and deliver to Sublessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Sublessee, Sublessor and Owner shall join as a party therein. Sublessee shall indemnify and save Sublessor harmless against any liability, cost or expense of any kind that may be imposed upon or incurred by Sublessor in connection with any such contest and any loss resulting therefrom, including, without limitation, reasonable attorneys' fees.


                                ARTICLE XVII

          17.  INTENTIONALLY OMITTED.


                                ARTICLE XVIII

          18.  INTENTIONALLY OMITTED.


                                 ARTICLE XIX

          19.  EVENTS OF DEFAULT.

          19.1 If any one or more of the following events (individually, an "Event of Default") shall occur:

               (a) if Sublessee shall fail to make payment of any Basic Rent or Additional Charges payable by Sublessee under the Sublease when the same becomes due and payable, provided that with respect to the first two defaults during a 12-month period, a failure to pay shall not constitute a default until 10 days after due, or

               (b) if Sublessee shall fail to observe or perform any other term, covenant or condition of the Sublease and such failure shall continue for a period of fifteen (15) days after notice thereof, unless such failure cannot with due diligence be cured within a period of fifteen (15) days after notice thereof, in which case such failure shall not be deemed to continue if such failure is a non-monetary failure and Sublessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within seventy-five (75) days after notice thereof, or

               (c) if Sublessee, Guarantor or any Significant Subsidiary shall make a general assignment for the benefit of its creditors, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief, or shall admit in writing its inability to pay its debts as they mature, or there shall be entered against any of them an order for relief, or

               (d) if any proceeding against Sublessee, Guarantor or any Significant Subsidiary seeking any of the relief mentioned in clause (c) of this Section shall not have been stayed or dismissed within thirty (30) days after the commencement thereof, or

               (e) if a trustee, receiver, custodian or liquidator of Sublessee, Guarantor or any Significant Subsidiary or of any substantial part of its properties or assets, or of Sublessee's estate or interest in the Subleased Property, shall be appointed with the consent or acquiescence of Sublessee, or if any such appointment, if not so consented to or acquiesced in, shall remain unvacated or unstayed for a period of thirty (30) days whether or not consecutive, or

               (f) if Sublessee, Guarantor or any Significant Subsidiary shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all its assets (other than in connection with a merger of Sublessee or Guarantor into, or a sale of all or substantially all of Sublessee's or Guarantor's (as the case may be) assets to, another corporation, provided that the survivor of such merger or the purchaser of such assets shall be acceptable to Sublessor, Owner and Bank, in their sole and absolute discretion and shall assume all of Sublessee's or Guarantor's obligations under the Sublease or the Guaranty (as the case may be), as appropriate, by a written instrument, in form and substance satisfactory to Sublessor, Owner and Bank, accompanied by an opinion of counsel, satisfactory to Sublessor and counsel to Owner and Bank, stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms, and provided further, that the survivor of such merger or the purchaser of such assets (as the case may be) shall have a Consolidated Tangible Net Worth immediately after any such merger or purchase, as appropriate, at least equal to the Consolidated Tangible Net Worth of Sublessee or Guarantor immediately prior to such merger or purchase, as appropriate), or

               (g) if the estate or interest of Sublessee in the Subleased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within forty-five
(45) days after commencement thereof (unless Sublessee shall be contesting such lien or attachment in good faith in accordance with Article XVI hereof), or

               (h) if any of the representations or warranties made by or on behalf of Sublessee or Guarantor, as appropriate, in the Sublease, the Guaranty or in any other document, certificate or instrument delivered in connection herewith proves to be untrue, incomplete or misleading in any material respect unless specifically waived in writing by Sublessor, Owner and Bank, or

               (i) there shall be rendered against the Sublessee, Guarantor or any Significant Subsidiary final judgment for the payment of money in excess of one million dollars ($1,000,000) and the Sublessee, Guarantor or any significant Subsidiary, as the case may be, shall have failed to satisfy such judgment or to appeal therefrom (or from the order, decree or process pursuant to which such judgment was granted, passed, entered or affirmed) and to obtain a stay of execution thereof within the period prescribed by law for appeals, and to have such judgment discharged within thirty (30) days after the expiration of such period or the period of any such stay, whichever shall later expire, or

               (j) An "Event of Default" (as defined therein) occurs under the Credit Facilities Agreement.

               (k) an Event of Default under, and as defined in, any other Sublease shall have occurred and not been waived by Sublessor, then, and in any such event, and in addition to Sublessor's other rights and remedies under this Sublease, Sublessor may terminate the Sublease by giving Sublessee not less than ten (10) days' notice of such termination and upon the expiration of the time fixed in such notice, the applicable Term shall terminate and all rights of Sublessee under the Sublease shall cease. Sublessor shall have all rights and remedies at law and in equity available to Sublessor as a result of Sublessee's breach of the Sublease.

          Sublessee will pay as Additional Charges all costs and expenses incurred by or on behalf of Sublessor, Owner or Bank, including, without limitation, attorneys' fees and expenses, as a result of any Event of Default hereunder.

          19.2 If an Event of Default shall have occurred, whether or not the Sublease has been terminated pursuant to Section 19.1, Sublessee shall, if required by Sublessor so to do, immediately surrender the Subleased Property to Sublessor and quit the same, and if permitted by applicable law, Sublessor may enter upon and repossess the Subleased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Sublessee and all other persons and any and all personal property from the Subleased Property. Sublessor shall be under no liability for or by reason of any such entry, repossession or removal.

          19.3 If an Event of Default shall have occurred, whether or not the Sublease has been terminated pursuant to Section 19.1, Sublessor, with notice to Sublessee, may, but shall be under no obligation to, relet the Subleased Property or any part thereof for the account of Sublessee, in the name of Sublessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the then current Term) and on such conditions (which may include concessions or free rent) and for such purposes as Sublessor may determine, and may collect, receive and retain the rents resulting from such reletting. Nothing in this Sublease shall be construed to impose upon Sublessor any duty to relet the Subleased Property or otherwise to mitigate Sublessor's damages for any Event of Default by Sublessee.

          19.4 Neither (a) the termination of the Sublease pursuant to Section 19.1, (b) the repossession of the Subleased Property, (c) the failure of Sublessor to relet the Subleased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Sublessor to collect or receive any rentals due upon any such reletting, shall relieve Sublessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Sublessee shall forthwith pay to Sublessor all Rent due and payable to and including the date of such termination. Thereafter, monthly on the days on which the Basic Rent would have been payable under the Sublease if the same had not been terminated and until the end of what would have been the Term in the absence of such termination, Sublessee, at Sublessor's option, shall pay Sublessor as and for liquidated and agreed current damages for Sublessee's default:

                  (i) an amount equal to the Basic Rent and Additional Charges that would have been payable by Sublessee under the Sublease if the Term had not been terminated, less

                 (ii) the net proceeds, if any, of any reletting of the Subleased Property or any part thereof, after deducting all of Sublessor's expenses in connection therewith, including, without limitation, repossession costs, brokerage commissions, attorneys' fees and expenses and any repair or alteration costs and expenses incurred in preparation for such reletting.

          19.5 At any time after the termination of the Sublease pursuant to
Section 19.1, whether or not Sublessor shall have collected any current damages pursuant to Section 19.4, Sublessor, at its option, shall be entitled to recover from Sublessee and Sublessee will pay to Sublessor on demand as and for liquidated and agreed final damages for Sublessee's default (it being agreed that it would be impractical or extremely difficult to fix the actual damages), and in lieu of all current damages provided in Section 19.4 beyond the date to which the same shall have been paid,

               (a) the sum of (i) any past due Rent together with a late charge thereon (to the extent permitted by law) computed from the due date thereof to the date of payment of such liquidated damages at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser), (ii) the remaining payments of Basic Rent (which would otherwise have become due during the remainder of the Term but for such termination) as of the later of the date to which Basic Rent shall have been paid or the date to which Sublessee shall have paid current damages pursuant to Section 19.5 discounted to the date of payment at the rate of seven and one-half percent (7.5%) per annum calculated on a quarterly basis, together with a late charge thereon computed from the later of such dates to the date of payment of such liquidated damages at (to the extent permitted by law) the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser), and (iii) an amount equal to the Additional Charges and other charges (as reasonably estimated by Sublessor) which would be payable hereunder from such date for what would have been the unexpired Term had the same not been terminated, discounted to the date of payment at the rate of seven and one-half percent (7.5%) per annum, calculated on a quarterly basis, less

               (b) the then fair net rental value of the Subleased Property for the period from the date of payment of such liquidated damages to the date which would have been the then expiration date of the then current Term had the Sublease not been terminated (after deducting all reasonable estimated expenses to be incurred in connection with reletting the Subleased Property, including, without limitation, repossession costs, brokerage commissions, attorneys' fees and expenses and repair and alteration costs and expenses) discounted to the date of payment at the rate of seven and one-half percent (7.5%) per annum during the then unexpired current Term calculated on a quarterly basis.

If any statute or rule of law shall validly prohibit or limit the amount of such liquidated final damages to less than the amount above agreed upon, Sublessor shall be entitled to the maximum amount allowable under applicable statutes or rules of law.

          19.6 If the Sublease is terminated pursuant to Section 19.1, Sublessee waives, to the extent permitted by applicable law, (a) any right which may require Sublessor to sell, lease or otherwise use its interest in the Subleased Property or any part thereof in mitigation of Sublessor's damages as set forth in this Article XIX, (b) any notice of re-entry or of the institution of legal proceedings to that end, (c) any right of redemption, re-entry or repossession, (d) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XIX, (e) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt, and (f) any other rights which might otherwise limit or modify any of Sublessor's rights or remedies under this Article XIX.

          19.7 In the event that Sublessor shall terminate the Sublease pursuant to Section 19.1, subject to the rights provided in Section 19.8, Sublessee and Guarantors, upon notice from Sublessor, shall comply with the provisions of Section 36.

          19.8 In the event that Sublessor elects to pursue any of the remedies set forth in Section 19.2 through Section 19.7, then Sublessee shall have the option, upon providing written notice within ten (10) days of such election, to purchase Sublessor's Estate (and Sublessor will cause Owner to convey Owner's interest therein to Sublessee) on a date which is within thirty
(30) days of the delivery of such notice for a purchase price equal to all Rents to be paid hereunder through the Interim Term, plus the total amount due under the Guarantee and such purchase shall otherwise be completed in accordance with Article XXI hereof (including the payment by Sublessee of all costs and expenses contemplated therein); provided, however, that Sublessee shall pay, prior to exercising such option, all Rent and other sums due under the Sublease to the date set for purchase of Sublessor's Estate.


                                 ARTICLE XX

          20. SUBLESSOR'S RIGHT TO CURE SUBLESSEE'S DEFAULT. If Sublessee shall fail to make any payment or perform any act required to be made or performed under the Sublease, Sublessor, or Owner or Bank, without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Sublessee, and may enter upon the Subleased Property for such purpose and take all such action thereon as, in the opinion of Sublessor or Owner or Bank may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Sublessee. All sums so paid by Sublessor or Owner or Bank and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate (or at the maximum rate permitted by law, whichever is less) from the date on which such sums or expenses are paid or incurred by Sublessor or Owner or Bank shall be paid by Sublessee to Sublessor or Owner or Bank on demand.


                                 ARTICLE XXI

          21. PROVISIONS RELATING TO PURCHASE BY SUBLESSEE. In the event Sublessee or a third party purchases Sublessor's Estate from Sublessor pursuant to any of the terms of the Sublease, Sublessor shall cause Owner, upon receipt from Sublessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable on or before the date of the purchase, execute and deliver to Sublessee, on the purchase date, an appropriate assignment conveying title by general warranty with respect to Owner's interest in Sublessor's Estate free and clear of any liens and encumbrances other than those in existence and affecting Owner's interest in Sublessor's Estate on the date hereof or created or permitted by Sublessee (except for any liens to the Bank or other lenders to Owner). The conveyance of the Subleased Improvements shall be "as is" with all faults and defects. The purchase price shall be paid to Sublessor or as Sublessor may direct, in immediately available U.S. cash funds without deduction or offset for any cause whatsoever. All expenses of such conveyance including, without limitation, documentary stamps and other conveyance taxes, the cost of title examination and title insurance, the cost (including prepayment premium, if any) of obtaining and recording a release of such Subleased Property from the lien of any deed of trust or mortgage, broker's fee, if any, attorneys' fees incurred by Sublessor in connection with such conveyance and release, transfer taxes and recording fees, taxes and other charges shall be paid by Sublessee. In addition, Sublessee shall assume all Impositions, without proration.
Unless otherwise specified in this Sublease, the purchase date shall be the date specified by Sublessee pursuant to the notice provisions contained herein and within the time frames specified; provided, however, the purchase date shall in no event be later than ninety (90) days after the date the offer to purchase is given (unless a shorter period of time is expressly prescribed herein in which case the purchase date shall be no later than the date so prescribed).


                                ARTICLE XXII

          22. HOLDING OVER. If Sublessee shall for any reason remain in possession of the Subleased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Sublessee shall pay as rental one hundred twenty percent (120%) of the Basic Rent due or to be due from July 1, 1998 to June 30, 2000.


                                ARTICLE XXIII

          23. NO RECOURSE TO SUBLESSOR. No recourse shall be had against the Sublessor, or its successors or assigns, or its employees, officers, directors or shareholders for any claim based on any failure by the Sublessor in the performance or observance of any of the agreements, covenants or provisions contained in the Sublease or with respect to any certificate or instrument given by any of the above in accordance with the terms hereof. In the event of any such failure, recourse shall be had solely against Sublessor's Estate. However, rights of enforcement against Sublessor's Estate are subject to and subordinate to the rights of Sublessor's Assignees, if any, with respect thereto and to any mortgage or deed of trust affecting the Subleased Property. Nothing contained in the foregoing, however, shall restrict the right of Sublessee to commence any proceedings against Sublessor for the breach of its agreements or covenants contained in the Sublease; provided, however, that, in the event that any judgment is obtained against Sublessor, the same shall not be the basis of a right of offset, deferment or reduction of the Rent due under the Sublease.


                                ARTICLE XXIV

          24. RISK OF LOSS. The risk of loss or of decrease in the enjoyment and beneficial use of the Subleased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Sublessor and those claiming from, through or under Sublessor, except Sublessee) is assumed by Sublessee, and Sublessor shall in no event be answerable or accountable therefor. None of the events mentioned in this Section shall entitle Sublessee to any abatement of Basic Rent or Additional Charges.


                                 ARTICLE XXV

          25. INDEMNIFICATION BY SUBLESSEE. Sublessee will protect, indemnify, save harmless and defend Pier 1 and Sublessor, their respective principals, agents, officers, directors, shareholders, employees, and Owner and Bank, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Pier 1 or Sublessor or any of Owner or Bank, by reason of:
(a) the acquisition and ownership and leasing of, or the holding of any security in, or the occupation, possession, conduct or management of the Subleased Property or the Sublessor's Estate therein, as applicable, (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Subleased Property or adjoining sidewalks, (c) any use, misuse, non-use, condition, maintenance or repair of the Subleased Property, (d) any Impositions, (e) any failure on the part of Sublessee to perform or comply with any of the terms of the Sublease, (f) the extension of the terms of any ground lease beyond the Term of the Sublease upon the request of Sublessee, including, but not limited to, the rent and other sums payable thereunder during such period, if applicable, (g) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Subleased Property to be performed by the landlord thereunder and (h) breach of any restrictive covenants or easements or zoning or other governmental laws or regulations affecting the Subleased Property. Sublessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Pier 1 or Sublessor, or any of Sublessor's Assignees, if any, and may compromise or otherwise dispose of the same as Sublessee sees fit. Sublessee expressly acknowledges and agrees that this Article protects Pier 1, Sublessor and Owner and Bank from the consequences of Pier 1's, Sublessor's or Owner's or Bank's acts or omissions relating to this Sublease, the Subleased Property, operations of Sublessee on other leased properties, and books and records relating thereto, including without limitation the negligent acts or omissions of Pier 1, Sublessor or Owner or Bank. Sublessee's liability under the provisions of this Article arising during the Term hereof shall survive any termination of the Sublease.


                                ARTICLE XXVI

          26. NO SUBLETTING OR ASSIGNMENT. Sublessee may not sublet all of the Subleased Property or any part thereof, nor assign or transfer the Leased Property or any part thereof, without the express prior written consent of Sublessor and Owner, which consent may be withheld in the sole discretion of Sublessor and/or Owner.


                                ARTICLE XXVII

          27.  OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS.

               (a) At any time and from time to time upon request by Sublessor or Owner or Bank, Sublessee will furnish to Sublessor or any party designated by Sublessor an Officer's Certificate certifying any or all of the following as requested, (i) that the Sublease is in full force and effect (or that the Sublease is in full force and effect as modified and setting forth the modifications) and the dates to which the Basic Rent and all Additional Charges have been paid, (ii) either that Sublessee does not know of any default in the performance of any provisions of the Sublease or specifying any Default of which Sublessee may have knowledge and stating what action Sublessee is taking or proposes to take with respect thereto, (iii) that, to the knowledge of Sublessee, there are no proceedings pending or threatened against Sublessee before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Sublessee, or, if any such proceedings are pending or threatened to the knowledge of Sublessee, specifying and describing the same, (iv) that Sublessee has no offsets, credits, or claims under or with respect to the Sublease, and (v) such other information as Owner or Bank may reasonably require from time to time. Any such certificate furnished pursuant to this Section may be relied upon by Sublessor, Owner and Bank, and any prospective purchaser of Sublessor's Estate. Sublessee will also furnish Sublessor, upon request of Sublessor, an Officer's Certificate certifying the amount of the Consolidated Tangible Net Worth of Sublessee, as shown on the most current consolidated balance sheet of Sublessee and its consolidated subsidiaries as sent to its stockholders.

               (b) Sublessor and Owner and Bank shall have the right to visit and discuss with Sublessee's and Guarantor's chief financial officers, upon reasonable notice at a reasonable time, the financial affairs of Sublessee and Guarantor, as appropriate. Sublessee will furnish the following statements to Sublessor, Owner and Bank:

                  (i) within one hundred twenty (120) days after the end of each of Guarantor's fiscal years, the annual audit report of Guarantor, including a balance sheet, statement of changes in financial position and an income and surplus statement for the fiscal year covered thereby, setting forth in comparative form, the figures for the previous fiscal year, all on a fully consolidated basis and in reasonable detail and duly certified by the independent certified public accountants regularly employed by Guarantor,

                 (ii) within one hundred twenty (120) days after the end of each of Guarantor's fiscal years, and together with the annual audit report furnished in accordance with clause (i), an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Sublessee is not in default in the performance or observance of any of the terms of the Sublease or if Sublessee shall be in Default to its knowledge, specifying all such Defaults, the nature thereof, and the steps being taken to remedy the same,

                (iii) with reasonable promptness, copies of all financial statements and reports which Guarantor shall send to its stockholders, and copies of each Form 10-K, Form 10-Q, Form 8-K, proxy statement and registration statement (other than Form S-8 registration statements), or copies of any successor forms or statements substituted therefor, which Guarantor shall file with the Securities and Exchange Commission or any governmental agency substituted therefor, and

                 (iv) with reasonable promptness, such other information, consistent with the disclosure requirements of the federal securities laws, respecting the financial condition and affairs of Guarantor, as Sublessor, Owner or Bank may request from time to time.


                               ARTICLE XXVIII

          28.1 Sublessor's Right to Inspect. Sublessee and Guarantor shall permit Sublessor, Owner and Bank, and their respective authorized representatives and any prospective purchasers, tenants and mortgagees to inspect the Subleased Property during usual business hours.

          28.2 Sublessee's Right to Inspect. Sublessor shall permit Sublessee and its respective authorized representatives, purchasers, subtenants, and mortgagees to inspect and audit Sublessor's books and records during usual business hours. Sublessor shall use its best efforts to cause Owner to provide Sublessee access to Owner's books and records substantiating any of Owner's costs.


                                ARTICLE XXIX

          29. NO WAIVER BY SUBLESSOR. No failure by Sublessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term unless waived in writing by Sublessor, Owner and Bank. No waiver of any breach shall affect or alter the Sublease, which shall continue in full force and effect with respect to any other then existing or subsequent breach. No foreclosure, sale or other proceeding under any deed of trust or mortgage shall effectuate a termination of the lease or discharge or otherwise affect the obligations of Sublessee hereunder.


                                 ARTICLE XXX

          30. REMEDIES CUMULATIVE. Each legal, equitable or contractual right, power and remedy of Sublessor now or hereafter provided either in the Sublease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by Sublessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Sublessor of any or all of such other rights, powers and remedies.


                                ARTICLE XXXI

          31. ACCEPTANCE OF SURRENDER. No surrender to Sublessor of the Sublease or of the Subleased Property or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Sublessor, Owner and Bank, and no act by Sublessor or any representative or agent of Sublessor and Owner and Bank, other than such a written acceptance by Sublessor and Owner and Bank shall constitute an acceptance of any such surrender.


                                ARTICLE XXXII

          32. NO MERGER OF TITLE. There shall be no merger of the Sublease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) the Sublease or the leasehold estate created hereby or any interest in the Sublease or such leasehold estate and (b) Sublessor's Estate created by any ground lease related to the Subleased Property, if any, or (c) the fee estate in the Sublease Property or any interest therein, if any.


                               ARTICLE XXXIII

          33.  OPTION TO PURCHASE.

               (a) From the date hereof to June 30, 1997, Sublessee shall have the option to purchase, for its own account or for that of its designee, Sublessor's Estate from Sublessor (and Sublessor will cause Owner to convey Owner's interest therein to Sublessee) on the day specified in the offer which is not later than June 30, 1997, for a net purchase price equal to the fair market value thereof as determined in accordance with the provisions of
Article XXXIV. Sublessee shall provide Sublessor (and Sublessor shall provide Owner) with written notice of its decision to exercise this option not later than sixty days prior to June 30, 1997. If Sublessee exercises its option, Sublessor shall cause Owner to convey title by general warranty of Owner's interest in Sublessor's Estate to Sublessee on the date set for the purchase thereof in accordance with the provisions of Article XXI and upon receipt of payment in cash of the purchase price therefor.

               (b) From July 1, 1997, to June 30, 1998, Sublessee shall have the option to purchase, for its own account or for that of its designee, Sublessor's Estate from Sublessor (and Sublessor will cause Owner to convey Owner's interest therein to Sublessee) on the day specified in the offer which is not later than June 30, 1998, for a net purchase price equal to the fair market value thereof as determined in accordance with the provisions of
Article XXXIV. Sublessee shall provide Sublessor (and Sublessor shall provide Owner) with written notice of its decision to exercise this option not later than sixty days prior to June 30, 1998. If Sublessee exercises its option, Sublessor shall cause Owner to convey title by general warranty of Owner's interest in Sublessor's Estate to Sublessee on the date set for the purchase thereof in accordance with the provisions of Article XXI and upon receipt of payment in cash of the purchase price therefor.

               (c) From July 1, 1998, to June 30, 2000, Sublessee shall have the option to purchase, for its own account or for that of its designee, Sublessor's Estate from Sublessor (and Sublessor will cause Owner to convey Owner's interest therein to Sublessee) on the day specified in the offer which is not later than June 30, 2000, for a net purchase price equal to the fair market value thereof as determined in accordance with the provisions of
Article XXXIV. Sublessee shall provide Sublessor (and Sublessor shall provide Owner) with written notice of its decision to exercise this option not later than sixty days prior to June 30, 2000. If Sublessee exercises its option, Sublessor shall cause Owner to convey title by general warranty of Owner's interest in Sublessor's Estate to Sublessee on the date set for the purchase thereof in accordance with the provisions of Article XXI and upon receipt of payment in cash of the purchase price therefor.


                                ARTICLE XXXIV

          34. FAIR MARKET VALUE. For all purposes of this Sublease, Sublessor and Sublessee agree that the fair market value of Sublessor's Estate until June 30, 1997, shall be equal to 90% of Total Cost incurred by Sublessor, and the fair market value of Sublessor's Estate from July 1, 1997, to June 30, 2000, shall be equal to 100% of Total Cost incurred by Sublessor.



                                ARTICLE XXXV

          35. SALE TO THIRD PARTY. If no Event of Default then exists, Sublessor will cause Owner to sell Owner's interest in the Subleased Property to a third party purchaser designated by Sublessee at any time at a price not less than the fair market value of Sublessor's Estate therein.


                                ARTICLE XXXVI

          36.  OBLIGATIONS TO PURCHASE BY SUBLESSEE.  In the event of either
(i) notification to Sublessee of the occurrence of circumstances that will give rise to an Environmental Put Date or (ii) a Business Close Date, then in either such case Sublessee shall immediately purchase, for its own account or for that of its designee, Sublessor's Estate from Sublessor (and Sublessor will cause Owner to convey Owner's interest therein to Sublessee), for a net purchase price equal to the fair market value thereof as determined in accordance with the provisions of Article XXXIV. Sublessor shall cause Owner to convey title by general warranty of Owner's interest in Sublessor's Estate to Sublessee on the date set for the purchase thereof in accordance with the provisions of Article XXI and upon receipt of payment in cash of the purchase price therefor.


                               ARTICLE XXXVII

          37. CONVEYANCE BY SUBLESSOR. If Sublessor or any successor owner of Sublessor's Estate shall convey all or any part of Sublessor's Estate other than as security for a debt, Sublessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Sublessor under the Sublease and all such future liabilities and obligations shall thereupon be binding upon the new owner, subject to the provisions of Article XXIII hereof. No such transfer shall release Sublessee of its obligations under Article XXV hereof.


                               ARTICLE XXXVIII

          38. QUIET ENJOYMENT. So long as Sublessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of the Sublease and fully perform its obligation under the Sublease, Sublessee shall peaceably and quietly have, hold and enjoy the Subleased Property for the Term hereof, free of any claim or other action by Sublessor or anyone claiming by, through or under Sublessor, but subject to the Primary Lease and to all liens and encumbrances affecting the Subleased Property and the terms of the Sublease. No failure by Sublessor to comply with the foregoing covenant, or any other covenant, term, condition, or provision contained herein or in any instrument executed in connection herewith, shall give Sublessee any right to cancel or terminate the Sublease or abate, reduce or make a deduction from or offset against the Basic Rent or Additional Charges or any other sum payable under the Sublease, or to fail to perform any other obligations of Sublessee under the Sublease.


                                ARTICLE XXXIX

          39. NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered, telecopied, telegraphed, telexed or mailed (by United States registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

               (a)  if to Sublessee:

                    Wolfe Nursery, Inc.
                    500 Terminal Road
                    Fort Worth, Texas  76106

                    Attention: President
                    Telecopy No.: (817) 626-6279

               (b)  if to Sublessor:

                    Pier Lease, Inc.
                    301 Commerce Street, Suite 600
                    Fort Worth, Texas  76102

                    Attention:  General Counsel
                    Telecopy No.: (817) 878-7861

               (c)  if to Guarantor:

                    Sunbelt Nursery Group, Inc.
                    500 Terminal Road
                    Fort Worth, Texas  76106

                    Attention: President
                    Telecopy No.: (817) 626-6279

or to such other address as either party may hereafter designate, and shall be effective upon receipt (i) if hand delivered, as evidenced by a receipt signed by a person at such address, (ii) upon expiration of three (3) days after the day of mailing, (iii) upon transmission to the specified telex number and receipt of the appropriate answer back, or (iv) upon confirmation of a legible telecopy transmission.


                                 ARTICLE XL

          40. COMPLIANCE WITH PRIMARY LEASE. This Sublease is subject and subordinate to all of the terms and provisions of the Primary Lease and to the rights of Owner under the Primary Lease. In the event the Primary Lease shall terminate before the expiration of this Sublease, the Sublessee will, at Owner's option, attorn to Owner and waive any right the Sublessee may have to terminate this Sublease or to surrender possession hereunder as a result of the termination of the Primary Lease, and in the event the Sublessee hereunder receives a written notice from Owner or Owner's Assignees, if any, stating that Sublessor is in default under the Primary Lease, Sublessee shall thereafter be obligated to pay all rentals accruing under this Sublease directly to the party giving such notice, or as such party may direct. Sublessor agrees to obtain within thirty (30) days after the date hereof, a nondisturbance agreement from Owner in a form reasonably satisfactory to Sublessee.


                                 ARTICLE XLI

          41.  MISCELLANEOUS.

          41.1 Survival of Claims. Anything contained in the Sublease to the contrary notwithstanding, all claims against, and liabilities of, the Sublessee arising prior to any date of termination of the Sublease shall survive such termination.

          41.2 Severability. If any term or provision of the Sublease or any application thereof shall be invalid or unenforceable, the remainder of the Sublease and any other application of such term or provision shall not be affected thereby.

          41.3 Maximum Interest Rate. Any late charges provided for in any provision of the Sublease shall bear interest at the Basic Rent plus five percent (5%) per annum. If such late charges are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Sublessor and Sublessee expressly stipulate and agree that their intent is at all times to comply with the applicable law now or hereafter governing the interest payable pursuant to this Section 41.3 of the Sublease. If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for, contracted, charged, taken, reserved, or received under this Sublease, then Sublessor and Sublessee expressly intend that all excess amounts theretofore collected by Sublessor be credited to the Rent due under this Sublease (or refunded to Sublessee if no Rent is then due or if this Sublease has terminated or expired), and that the provisions of this Sublease immediately be deemed reformed and the amounts thereafter collectible reduced, without the necessity of executing a new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

          41.4 Modification. Neither the Sublease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and recordable form signed by Sublessor, Sublessee and Owner. Furthermore, no Rent or other amounts will be paid or accepted in advance, no concessions under the provisions of this Sublease will be given, and no other action of any kind or character whatsoever will be taken by Sublessor or Sublessee that would be materially detrimental to Owner, without the prior written consent of Owner.

          41.5 Binding Upon Assigns. All the terms and provisions of the Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. For all purposes under the provisions of this Sublease, the word "Sublessor" shall include its successors and assigns, except that Owner and Bank shall not be subject to any obligations of this Sublease.

          41.6 Effect of Headings and Table of Contents. The headings and table of contents in the Sublease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          41.7 Governing Law. With respect to the Subleased Property, the Sublease shall be governed by and construed in accordance with the laws of the State in which the Subleased Property is located. Sublessee agrees that the obligations under the terms of this Sublease are performable in the State of Texas and hereby waives the right to transfer or change the venue of any action brought under this Sublease in Tarrant County, Texas, provided, however, that venue of such action is legally proper in Tarrant County, Texas.


                                ARTICLE XLII

          42. MEMORANDUM OF SUBLEASE. Sublessor and Sublessee shall, promptly upon the request of either, enter into a short form memorandum of the Sublease, in form suitable for recording under the laws of the State in which the Subleased Property is located, in which reference to the Sublease shall be made.


                                ARTICLE XLIII

          43. TRUE SUBLEASE. Sublessor and Sublessee acknowledge and confirm that the Sublease is intended as a true sublease between the parties and is not intended as, and shall not be deemed to be, a mortgage or other security device, a joint venture or partnership, or otherwise. In the event, however, that the Sublease shall at any time be construed as a mortgage, deed of trust or other security device by a court of competent jurisdiction, then Sublessor and Sublessee agree as follows:

               (a) The principal amount of the indebtedness due and payable by Sublessee to Sublessor with respect to the Sublease shall be the Total Cost paid by Sublessor and not reimbursed by Sublessee as of the applicable date, and interest shall accrue and be charged on the unpaid balance of the principal amount outstanding from time to time at the Applicable Rate, provided that such rate shall never exceed the highest lawful applicable contractual rate of interest. The principal amount, accrued interest thereon as aforesaid, and all other amounts due and payable by Sublessee to Sublessor under the terms of the Sublease shall be deemed to be the "indebtedness" (the "Indebtedness") payable by Sublessee and secured by the provisions of the Sublease. The Indebtedness shall be payable in installments at the times and in the amounts set forth in the Sublease; provided, that upon the occurrence of an Event of Default under the terms of the Sublease, then all of the Indebtedness payable with respect to the Sublease shall, at the option of Sublessor or Owner or Bank by written notice thereof given to Sublessee, be immediately due and payable in full.

               (b) Sublessor and Owner and Bank, as assignee of Sublessor, shall have all rights and remedies with respect to the enforcement of liens and security interests against the Subleased Property for the collection of the Indebtedness, including without limitation, foreclosure thereof, as set forth in the deed of trust or mortgage (as the case may be) executed and delivered by the Sublessor and covering the Subleased Property (such deed of trust or mortgage being called a "Mortgage"). Without limitation of the foregoing, Sublessor and Owner and Bank shall have all rights, remedies and recourses and shall be entitled to foreclose upon and sell the Subleased Property and apply the proceeds thereof in accordance with the provisions of Articles III and IV of the Mortgage encumbering the Subleased Property, which articles are hereby incorporated fully by reference.

               (c) All agreements between Sublessor, Owner and Bank, whether now existing or hereafter arising whether written or oral, and whether set forth in the Sublease or otherwise, are hereby limited so that in no contingency, whether by reason of demand or acceleration or recharacterization of the transactions set forth in the Sublease or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Sublessor or Owner or Bank exceed the maximum amount permissible by law. If, from any circumstance whatsoever, interest would otherwise be payable to Sublessor or Owner or Bank in excess of the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Sublessor or Owner or Bank shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal of the indebtedness owed and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Sublessee. All interest paid or agreed to be paid to Sublessor or Owner or Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the indebtedness for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Sublessor, Sublessee, Owner and Bank.

                                 EXHIBIT "B"

                              LEGAL DESCRIPTION

                                                                  EXHIBIT II



                               SUBLEASE
    SUBLEASE PROPERTY            DATE            COST

     Southlake                10/14/94      $   880,000
     Austin/Gardenland        11/12/94        2,900,000
     Irving                   11/12/94          800,000
     Odessa                   11/16/94          719,443
     Dallas/Lewisville        12/30/94        1,915,711
     San Antonio/I-10&Wurzbach12/30/94        2,179,931
     Houston/Pasadena         12/30/94        1,664,968
     College Station          12/30/94        1,465,684
     Houston/Cypress           1/28/95        2,070,087
     Hurst/Grapevine           1/28/95        1,785,001
     Arlington/Lamar           5/24/95        1,692,513
     Dallas/Greenville         7/08/95        1,743,319
     Houston/Westheimer       10/20/95        2,941,929

                                            $22,758,586

     Aggregate deposit held by Pier Group: $74,569